Filed Pursuant to Rule 424(b)(2)
Registration No. 333-204908

Capped CAR-GEARS Products

Capped Trigger CAR-GEARS

Capped Buffer CAR-GEARS

Capped Airbag CAR-GEARS

CAR-GEARS Products

Trigger CAR-GEARS

Buffer CAR-GEARS

Airbag CAR-GEARS

Linked to

An Equity, An Index, or A Basket of Equities and/or Indices

Product Supplement

Dated May 16, 2016

(To Prospectus dated April 29, 2016)

The Securities

UBS AG may offer and sell the following Securities from time to time:

Capped CAR-GEARS Products

Capped Trigger Contingent Absolute Return Growth Enhanced Asset Return Securities	(“Capped Trigger CAR-GEARS”)

Capped Buffer Contingent Absolute Return Growth Enhanced Asset Return Securities	(“Capped Buffer CAR-GEARS”)

Capped Airbag Contingent Absolute Return Growth Enhanced Asset Return Securities	(“Capped Airbag CAR-GEARS”)

CAR-GEARS Products

Trigger Contingent Absolute Return Growth Enhanced Asset Return Securities	(“Trigger CAR-GEARS”)

Buffer Contingent Absolute Return Growth Enhanced Asset Return Securities	(“Buffer CAR-GEARS”)

Airbag Contingent Absolute Return Growth Enhanced Asset Return Securities	(“Airbag CAR-GEARS”)

We refer to the Capped Trigger CAR-GEARS, Capped Buffer CAR-GEARS and Capped Airbag CAR-GEARS collectively as the “Capped CAR-GEARS Products”.

We refer to the Trigger CAR-GEARS, Buffer CAR-GEARS and Airbag CAR-GEARS collectively as the “CAR-GEARS Products”.

We refer to the Capped CAR-GEARS Products and the CAR-GEARS Products collectively as the “Securities”.

The Underlier(s)

Each of the Securities may be linked to:

➢	a common stock, including an American depositary receipt (an “ADR”), of a specific company,

➢	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying equity”),

➢	an index (an “underlying index”, and together with an underlying equity, an “underlying asset”), or

➢	a weighted basket (an “underlying basket”) comprised of underlying equities and/or underlying indices (each a “basket asset”).

General Terms

This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The applicable prospectus supplement and applicable final terms supplement (together, the “applicable supplements”) to this product supplement will describe the specific terms of any Securities that we offer, including (i) the particular product being offered, (ii) the underlying asset or underlying basket and (iii) the specific manner in which such Securities may be offered.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement, the index supplement and the applicable supplements, the following hierarchy will govern: first, the applicable final terms supplement; second, the applicable prospectus supplement; third, this product supplement; fourth, the index supplement; and last, the accompanying prospectus.

Unless otherwise specified in the applicable supplements, the general terms of the Securities are described in this product supplement and include the following:

Issuer:	UBS AG (“UBS”).

Booking Branch:	The booking branch of UBS will be specified in the applicable supplement.

Issue Price:	The issue price per Security will be set equal to 100% of the principal amount of each Security.

Trade Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Settlement Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Final Valuation Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Valuation Date”.

Maturity Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date”.

No Coupon:	We will not pay you interest during the term of the Securities unless specified otherwise in the applicable supplement.

i

Principal Amount:	Unless otherwise specified in the applicable supplement, and except for the Capped Airbag CAR-GEARS and Airbag CAR-GEARS, the Securities will have a principal amount of $10 per Security with a minimum investment of 100 Securities for a total of $1,000. With respect to the Capped Airbag CAR-GEARS and Airbag CAR-GEARS, the principal amount will be $1,000 per Capped Airbag CAR-GEARS or Airbag CAR-GEARS.

No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable supplement.

Calculation Agent:	UBS Securities LLC.

Payment at Maturity for the Securities

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. Depending on the particular terms of your Securities, if the final level is less than the downside threshold, you could lose some, almost all or all of your initial investment.

All defined terms relating to payment at maturity are set forth beginning on page iv under “Defined Terms Relating to Payments at Maturity for the Securities”.

The Capped CAR-GEARS Products:

The Capped CAR-GEARS Products provide participation in, and may enhance by the upside gearing, any positive underlying return only up to a predetermined maximum gain with inverse, contingent or reduced downside market exposure at maturity.

Capped Trigger CAR-GEARS Payment at Maturity:

For any Capped Trigger CAR-GEARS offering, at maturity UBS will pay you a cash payment, for each Capped Trigger CAR-GEARS you hold, that will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold, calculated as follows:

➢        If the underlying return is positive:

         $10 × (1 + the lesser of (a) Underlying Return × Upside Gearing and (b) Maximum Gain).

➢       If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$10 × (1 + Contingent Absolute Return).

➢       If the underlying return is negative and the final level is less than the downside threshold:

$10 × (1 + Underlying Return).

Investors in Capped Trigger CAR-GEARS may be fully exposed to any decline in the level of the underlying asset or underlying basket from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Capped Buffer CAR-GEARS Payment at Maturity:

For any Capped Buffer CAR-GEARS offering, at maturity UBS will pay you a cash payment, for each Capped Buffer CAR-GEARS you hold, that will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold, calculated as follows:

➢        If the underlying return is positive:

         $10 × (1 + the lesser of (a) Underlying Return × Upside Gearing and (b) Maximum Gain).

➢       If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$10 × (1 + Contingent Absolute Return).

➢       If the underlying return is negative and the final level is less than the downside threshold:

$10 × [1 + (Underlying Return + Buffer)].

Investors in Capped Buffer CAR-GEARS will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment.

Capped Airbag CAR-GEARS Payment at Maturity:

For any Capped Airbag CAR-GEARS offering, at maturity UBS will pay you a cash payment, for each Capped Airbag CAR-GEARS you hold, that will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold, calculated as follows:

➢        If the underlying return is positive:

$1,000 × (1 + the lesser of (a) Underlying Return × Upside Gearing and (b) Maximum Gain).

➢       If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold

$1,000 × (1 + Contingent Absolute Return).

➢       If the underlying return is negative and the final level is less than the downside threshold:

$1,000 × [1 + (Underlying Return + Buffer) x Downside Gearing].

Investors in Capped Airbag CAR-GEARS will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the downside gearing multiplied by the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose all of your initial investment.

The CAR-GEARS Products:

The CAR-GEARS Products provide participation in, and may enhance by the upside gearing, any positive underlying return with inverse, contingent or reduced downside market exposure at maturity.

Trigger CAR-GEARS Payment at Maturity:

For any Trigger CAR-GEARS offering, at maturity UBS will pay you a cash payment, for each Trigger CAR-GEARS you hold, that will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold, calculated as follows:

➢       If the underlying return is positive:

$10 × (1 + Underlying Return × Upside Gearing).

➢       If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$10 × (1 + Contingent Absolute Return).

➢       If the underlying return is negative and the final level is less than the downside threshold:

$10 × (1 + Underlying Return).

Investors in Trigger CAR-GEARS may be fully exposed to any decline in the level of the underlying asset or underlying basket from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Buffer CAR-GEARS Payment at Maturity:

For any Buffer CAR-GEARS offering, at maturity UBS will pay you a cash payment, for each Buffer CAR-GEARS you hold, that will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold, calculated as follows:

➢       If the underlying return is positive:

$10 × (1 + Underlying Return × Upside Gearing).

➢       If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$10 × (1 + Contingent Absolute Return).

➢ If the underlying return is negative and the final level is less than the downside threshold:

$10 × [1 + (Underlying Return + Buffer)].

Investors in Buffer CAR-GEARS will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment.

Airbag CAR-GEARS Payment at Maturity:	For any Airbag CAR-GEARS offering, at maturity UBS will pay you a cash payment, for each Airbag CAR-GEARS you hold, that will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold, calculated as follows:

➢ If the underlying return is positive:

$1,000 × (1 + Underlying Return × Upside Gearing).

➢ If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold

$1,000 × (1 + Contingent Absolute Return).

➢ If the underlying return is negative and the final level is less than the downside threshold:

$1,000 × [1 + (Underlying Return + Buffer) x Downside Gearing].

Investors in Airbag CAR-GEARS will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the downside gearing multiplied by the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments at Maturity for the Securities

Underlying Return:	The quotient, expressed as a percentage, of (i) the final level of the underlying asset or underlying basket minus the initial level of the underlying asset or underlying basket, divided by (ii) the initial level of the underlying asset or underlying basket. Expressed as a formula:

Final Level – Initial Level

Initial Level

Contingent Absolute Return:	The absolute value of the underlying return. For example, if the underlying return is -5%, the contingent absolute return will be equal to 5%.

Initial Level:	Unless otherwise provided in the applicable supplement, with respect to:

➢ an underlying equity, the closing level of such underlying equity on the trade date,

➢ an underlying index, the closing level of such underlying index on the trade date, or

➢ an underlying basket, 100.

The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

Final Level:	Unless otherwise provided in the applicable supplement, with respect to:

➢ an underlying equity, the closing level of such underlying equity on the final valuation date,

➢ an underlying index, the closing level of such underlying index on the final valuation date, or

➢      an underlying basket, a level of the underlying basket equal to the product of (i) the initial level of such underlying basket multiplied by (ii) the sum of one and the weighted performance of each basket asset measured from the trade date to the final valuation date.

The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

Upside Gearing:	A positive number equal to or greater than 1.0, as specified in the applicable supplement and as discussed further under “— General Terms of the Securities — Defined Terms Relating to Payments at Maturity for the Securities”.

Maximum Gain:	With respect to the Capped CAR-GEARS Products, a positive percentage specified in the applicable supplement.

Downside Threshold:	A level of the underlying asset or underlying basket that will be less than the initial level specified in the applicable supplement. The downside threshold will be based on a percentage of the initial level. The downside threshold may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

Buffer:	With respect to the Capped Buffer CAR-GEARS, Capped Airbag CAR-GEARS, Buffer CAR-GEARS and Airbag CAR-GEARS, a positive percentage specified in the applicable supplement.

Downside Gearing:	With respect to the Capped Airbag CAR-GEARS and Airbag CAR-GEARS, an amount equal to:

1
(1 – Buffer)

See “Risk Factors” beginning on page PS-23 of this product supplement for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Financial Services Inc.

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this product supplement together with the prospectus dated April 29, 2016, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series B, of which the Securities are a part, the index supplement dated April 29, 2016, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Securities, may be linked and any applicable supplements related to the Securities that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

➢	Index Supplement dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569883/d163530d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus or index supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the trade date, UBS AG will prepare a final terms supplement. The final terms supplement together with any applicable prospectus supplement (collectively, the “applicable supplements”) will specify the underlying asset or underlying basket and the specific pricing terms for that issuance and will indicate any changes to the general terms specified below. In some instances, UBS AG may prepare a pricing supplement on the trade date, in lieu of a final terms supplement and related prospectus supplement. References in this product supplement to the “applicable supplements” or the “applicable final terms supplement” will also refer to the applicable pricing supplement as the context may require. You should read the applicable supplements in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean the Capped CAR-GEARS Products and the CAR-GEARS Products. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants”, dated April 29, 2016, of UBS. References to the “index supplement” mean the UBS index supplement dated April 29, 2016.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement, the index supplement and the applicable supplements, the following hierarchy will govern: first, the applicable final terms supplement; second, the applicable prospectus supplement; third, this product supplement; fourth, the index supplement; and last, the accompanying prospectus.

What are the Capped CAR-GEARS Products and the CAR-GEARS Products?

The “Capped CAR-GEARS Products” consist of three separate product offerings: the Capped Trigger CAR-GEARS, the Capped Buffer CAR-GEARS and the Capped Airbag CAR-GEARS.

The “CAR-GEARS Products” consist of three separate product offerings: the Trigger CAR-GEARS, the Buffer CAR-GEARS and the Airbag CAR-GEARS.

We refer to the Capped CAR-GEARS Products and the CAR-GEARS Products collectively as the “Securities”.

What are the Securities?

The Securities are medium-term unsubordinated and unsecured debt securities issued by UBS AG linked to:

➢	a common stock, including an American depositary receipt (an “ADR”), of a specific company,

➢	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying equity”),

➢	an index (an “underlying index”, and together with an underlying equity, an “underlying asset”), or

➢	a weighted basket (an “underlying basket”) comprised of underlying equities and/or underlying indices (each, a “basket asset”).

As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as ADRs. We refer to the common stock represented by an ADR as “non-U.S. stock”. If an underlying equity is an ADR, the term “non-U.S. stock issuer” refers to the issuer of the non-U.S. stock underlying the ADR. The underlying asset or underlying basket will be specified in the applicable supplement to this product supplement.

Payment at Maturity for the Securities

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. Depending on the particular terms of your Securities, if the final level is less than the downside threshold, you could lose some, almost all or all of your initial investment.

All defined terms relating to payment at maturity are set forth below under “Defined Terms Relating to Payments at Maturity for the Securities”.

The Capped CAR-GEARS Products:

The Capped CAR-GEARS Products provide participation in, and may enhance by the upside gearing, any positive underlying return only up to a predetermined maximum gain with inverse, contingent or reduced downside market exposure at maturity.

Payment at Maturity for Capped Trigger CAR-GEARS

For any offering of Capped Trigger CAR-GEARS, the amount you will receive at maturity will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold. At maturity UBS will pay a cash payment for each Capped Trigger CAR-GEARS that you hold, calculated as follows:

➢	If the underlying return is positive:

$10 × (1 + the lesser of (a) Underlying Return x Upside Gearing and (b) Maximum Gain).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$10 × (1 + Contingent Absolute Return).

➢	If the underlying return is negative and the final level is less than the downside threshold:

$10 × (1 + Underlying Return).

Investors in Capped Trigger CAR-GEARS may be fully exposed to any decline in the level of the underlying asset or underlying basket from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Capped Buffer CAR-GEARS

For any offering of Capped Buffer CAR-GEARS, the amount you will receive at maturity will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold. At maturity UBS will pay a cash payment for each Capped Buffer CAR-GEARS that you hold, calculated as follows:

➢	If the underlying return is positive:

$10 × (1 + the lesser of (a) Underlying Return × Upside Gearing and (b) Maximum Gain).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$10 × (1 + Contingent Absolute Return).

➢	If the underlying return is negative and the final level is less than the downside threshold:

$10 × [1 + (Underlying Return + Buffer)].

Investors in Capped Buffer CAR-GEARS will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment.

Payment at Maturity for Capped Airbag CAR-GEARS

For any offering of Capped Airbag CAR-GEARS, the amount you will receive at maturity will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold. At maturity UBS will pay a cash payment for each Capped Airbag CAR-GEARS that you hold, calculated as follows:

➢	If the underlying return is positive:

$1,000 × (1+ the lesser of (a) Underlying Return × Upside Gearing and (b) Maximum Gain).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$1,000 × (1 + Contingent Absolute Return).

➢	If the underlying return is negative and the final level is less than the downside threshold:

$1,000 × [1 + (Underlying Return + Buffer) x Downside Gearing].

Investors in Capped Airbag CAR-GEARS will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the downside gearing multiplied by the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose all of your initial investment.

The CAR-GEARS Products:

The CAR-GEARS Products provide participation in, and may enhance by the upside gearing, any positive underlying return with inverse, contingent or reduced downside market exposure at maturity.

Payment at Maturity for Trigger CAR-GEARS

For any offering of Trigger CAR-GEARS, the amount you will receive at maturity will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold. At maturity UBS will pay a cash payment for each Trigger CAR-GEARS that you hold, calculated as follows:

➢	If the underlying return is positive:

$10 × (1 + Underlying Return × Upside Gearing).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$10 × (1 + Contingent Absolute Return).

➢	If the underlying return is negative and the final level is less than the downside threshold:

$10 × (1 + Underlying Return).

Investors in Trigger CAR-GEARS may be fully exposed to any decline in the level of the underlying asset or underlying basket from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Buffer CAR-GEARS:

For any offering Buffer CAR-GEARS, the amount you will receive at maturity will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold. At maturity UBS will pay a cash payment for each Buffer CAR-GEARS that you hold, calculated as follows:

➢	If the underlying return is positive:

$10 × (1 + Underlying Return × Upside Gearing).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$10 × (1 + Contingent Absolute Return).

➢	If the underlying return is negative and the final level is less than the downside threshold:

$10 × [1 + (Underlying Return + Buffer)].

Investors in Buffer CAR-GEARS will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment.

Payment at Maturity for Airbag CAR-GEARS

For any offering of Airbag CAR-GEARS, the amount you will receive at maturity will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold. At maturity UBS will pay a cash payment for each Airbag CAR-GEARS that you hold, calculated as follows:

➢	If the underlying return is positive:

$1,000 × (1 + Underlying Return × Upside Gearing).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$1,000 × (1 + Contingent Absolute Return).

➢	If the underlying return is negative and the final level is less than the downside threshold:

$1,000 × [1 + (Underlying Return + Buffer) x Downside Gearing].

Investors in Airbag CAR-GEARS will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the downside gearing multiplied by the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments at Maturity for the Securities

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying asset or underlying basket minus the initial level of the underlying asset or underlying basket, divided by (ii) the initial level of the underlying asset or underlying basket. Expressed as a formula:

Final Level – Initial Level
Initial Level

The “contingent absolute return” is the absolute value of the underlying return. For example, if the underlying return is -5%, the contingent absolute return will be equal to 5%.

Unless otherwise provided in the applicable supplement, the “initial level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the trade date,

➢	an underlying index, the closing level of such underlying index on the trade date, or

➢	an underlying basket, 100.

The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

Unless otherwise provided in the applicable supplement, the “final level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the final valuation date,

➢	an underlying index, the closing level of such underlying index on the final valuation date, or

➢

an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket assets measured from the trade date to the final valuation date.

The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

The Securities provide participation in, and may enhance, any positive underlying return by the “upside gearing”, which will be a positive number equal to or greater than 1.0, as specified in the applicable supplement. If the upside gearing is 1.0, the applicable supplement may not refer to “upside gearing”, as discussed further under “ — General Terms of the Securities — Defined Terms Relating to Payments at Maturity for the Securities.”

With respect to the Capped CAR-GEARS Products, the applicable supplement will specify a maximum gain (the “maximum gain”), which will be a positive percentage and will cap the amount you may receive at maturity.

The “downside threshold” will be based on a percentage of the initial level. The downside threshold may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

The “buffer” will be a positive percentage specified in the applicable supplement. The buffer is used for the Capped Buffer CAR-GEARS, Capped Airbag CAR-GEARS, Buffer CAR-GEARS and Airbag CAR-GEARS.

With respect to the Capped Airbag CAR-GEARS and Airbag CAR-GEARS, the “downside gearing” will be an amount equal to the quotient of (i) one divided by (ii) the difference of one minus the buffer.

The applicable supplement will specify the trade date, the settlement date, the final valuation date and the maturity date, as well as the respective terms of each offering of the Securities, including the underlying asset or underlying basket.

The calculation agent may adjust the terms of the Securities for an underlying asset or underlying basket in the case of antidilution and reorganization events described below under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Securities that may be identical in all respects, except that each offering may be linked to the performance of a different underlying asset or underlying basket and will be subject to the particular terms of the respective Securities set forth in the applicable supplements. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable supplements. The performance of each offering of the Securities will depend solely upon the performance of the underlying asset or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Specific Terms of Each Security Will Be Described in the Applicable Supplements

The applicable supplements accompanying this product supplement describe the specific terms of your Securities. The terms described therein modify or supplement those described herein and in the accompanying prospectus.

You should read any applicable supplements in conjunction with this product supplement, the index supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Securities as described in the applicable supplements, an investment in the Securities may offer the following features:

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Risk of loss at maturity — Depending on the particular terms of your Security, you may suffer losses at maturity depending on whether the final level of the underlying asset or underlying basket is less than the downside threshold.

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For Capped Trigger CAR-GEARS and Trigger CAR-GEARS, if the underlying return is negative and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

➢

For Capped Buffer CAR-GEARS and Buffer CAR-GEARS, if the underlying return is negative and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment.

➢

For Capped Airbag CAR-GEARS and Airbag CAR-GEARS, if the underlying return is negative and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the downside gearing multiplied by the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose all of your initial investment.

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The contingent repayment of principal applies only at maturity — If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset or the level of the underlying basket is equal to or greater than the downside threshold. All payments on the Securities are subject to the creditworthiness of UBS.

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Participation in the positive performance of the underlying asset or underlying basket only at maturity — At maturity, the Securities provide participation in, and may enhance by the upside gearing, any positive underlying return. In the case of Capped CAR-GEARS Products, however, the return on your Securities is limited by the maximum gain. You can receive the full benefit of the applicable rate from UBS only if you hold your Securities to maturity.

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The contingent absolute return applies only at maturity — At maturity, the Securities provide inverse exposure to the negative underlying return only if the final level is equal to or greater than the downside threshold. The contingent absolute return feature is limited by the downside threshold. You can receive the full benefit of the contingent absolute return from UBS only if you hold your Securities to maturity.

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Minimum investment — Unless otherwise specified in the applicable supplement, in the case of offerings of Capped Trigger CAR-GEARS, Capped Buffer CAR-GEARS, Trigger CAR-GEARS and Buffer CAR-GEARS, they have a $10 principal amount per Security and a minimum investment of 100 Securities (for a total minimum purchase price of $1,000). Purchases in excess of these minimum amounts may be made in integrals of one Security. Purchases and sales of Securities with a $10 principal amount made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities. Unless otherwise specified in the applicable supplement, in the case of offerings of Capped Airbag CAR-GEARS and Airbag CAR-GEARS, they have a $1,000 principal amount per Security and a minimum investment of one Security.

What are Some of the Risks of the Securities?

An investment in the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and in the applicable supplements.

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Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Securities at maturity. UBS will repay you the principal amount of your Securities in cash only if the final level of the underlying asset or underlying basket is equal to or greater than the downside threshold and will only make such payment at maturity. If, in the case of Capped Trigger CAR-GEARS or Trigger CAR-GEARS, the underlying return is negative and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return. If, in the case of Capped Buffer CAR-GEARS or Buffer CAR-GEARS, the underlying return is negative and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the percentage that the final level is less than the initial level in excess of the buffer. If, in the case of Capped Airbag CAR-GEARS or Airbag CAR-GEARS, the underlying return is negative and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the downside gearing multiplied by the percentage that the final level is less than the initial level in excess of the buffer. In each case as applicable, you will lose a percentage of your principal amount and, in extreme situations, you could lose all, or almost all, of your initial investment.

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The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset or underlying basket at such time is equal to or greater than the downside threshold.

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The upside gearing applies only to positive performance of the underlying asset or underlying basket and participation in such positive performance applies only at maturity — At maturity, the Securities provide participation in, and may enhance by the upside gearing, any positive underlying return. In the case of Capped CAR-GEARS Products, however, the return on your Securities is limited by the maximum gain. You can receive the full benefit of the applicable rate from UBS only if you hold your Securities to maturity.

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The contingent absolute return applies only at maturity — At maturity, the Securities provide inverse exposure to the negative underlying return only if the final level is equal to or greater than the downside threshold. The contingent absolute return feature is limited by the downside threshold. You can receive the full benefit of the contingent absolute return from UBS only if you hold your Securities to maturity.

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Your potential return on the Securities from any positive underlying return may be limited by a maximum gain and your potential return on the Securities from any negative underlying return is limited by the downside threshold — The participation in the positive underlying return of the Capped CAR-GEARS Products is limited by the maximum gain. Therefore, for the Capped CAR-GEARS Products you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the upside gearing, exceeds the maximum gain and your return on the Capped CAR-GEARS Products may be less than a direct investment in the underlying asset or underlying basket. Further, your potential gain on the Securities from the contingent absolute return feature is limited by the downside threshold. You will receive a return equal to the contingent absolute return only if the underlying return is negative and the final level is equal to or greater than the downside threshold. If the final level is less than the downside threshold, you will not benefit from the contingent absolute return and instead will be exposed to the negative underlying return and you could lose all, or almost all, of your initial investment.

➢	No interest payments — UBS will not pay any interest with respect to the Securities.

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Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

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Greater expected volatility generally indicates an increased risk of loss at maturity — “Volatility” refers to the frequency and magnitude of changes in the level of an underlying asset or underlying basket. The greater the expected volatility of an underlying asset or underlying basket as of the trade date, the greater the expectation is as of that date that the final level of such underlying asset or underlying basket could be less than its downside threshold and, as a consequence, indicates an increased risk of loss. However, an underlying asset or underlying basket’s volatility can change significantly over the term of the Securities and a relatively lower downside threshold may not necessarily indicate a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of an underlying asset or underlying basket and the potential to lose some, almost all or all of your initial investment.

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Market risk —The return on the Securities, which may be negative, is directly linked to the performance of the underlying asset or underlying basket and, if an underlying asset is an index or an ETF, indirectly linked to the value of the stocks (“underlying equity constituents”), futures contracts on physical commodities (“constituent commodities”) and other assets constituting the index or ETF (collectively, “underlying constituents”). The level of the underlying asset or basket asset, as applicable, can rise or fall sharply due to factors specific to such underlying asset or its underlying constituents, such as stock or commodity price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions.

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Owning the Securities is not the same as owning any underlying equity or underlying constituents and the contingent absolute return feature is not the same as taking a short position directly in an underlying asset or the underlying constituents — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity, basket assets or underlying constituents comprising the underlying asset or basket assets, as applicable. For instance, for underlying equities and underlying equity constituents, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of any underlying equity or underlying constituents may have. Further, even if the underlying return is negative and the final level is equal to or greater than the downside threshold, the return on the Securities may not reflect the return you would realize if you actually took a short position directly in an underlying asset or the underlying constituents. For example, to maintain a short position in any underlying asset or underlying constituent, you would have to pay dividend payments (if any) to the entity that lends you the underlying asset or underlying constituent for your short sale, and you could receive certain interest payments (the short interest rebate) from the lender.

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There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset or underlying basket will rise or fall and there can be no assurance that the final level of the underlying asset or underlying basket will be equal to or greater than the downside threshold. The final level of the underlying asset or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying equity (the “underlying equity issuer”) or, if any underlying asset or basket asset is an index or ETF, the issuer(s) of the underlying equity constituents (each, an “underlying constituent issuer”) or the constituent commodities of such index or ETF. If an underlying asset or basket asset, as applicable, is an equity, you should be willing to accept the risks of owning equities in general and each such underlying equity in particular, and the risk of losing a significant portion or all of your initial investment. If an underlying asset or basket asset, as applicable, is an index or ETF, you should be willing to accept the risks associated with the relevant markets tracked by each such index or ETF in general and its underlying constituents in particular, and the risk of losing a significant portion or all of your initial investment.

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The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting an underlying equity, the calculation agent may make adjustments to the initial level, downside threshold and/or final level of the affected underlying equity, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the market value of the Securities and the payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable supplement as necessary to achieve an equitable result.

Common Stocks: Following certain reorganization events relating to an underlying equity issuer where such issuer is not the surviving entity, the amount you receive at maturity may be based on the equity security of a successor to such underlying equity issuer in combination with any cash or any other assets distributed to holders of an underlying equity in such reorganization event. If an underlying equity issuer becomes subject to (i) a reorganization event whereby an underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) an underlying equity is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security as defined below under “General Terms of the Securities — Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

ETFs: If an underlying equity is an ETF, following a delisting or suspension from trading or discontinuance of the ETF, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described below under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF”.

ADRs: If an underlying equity is an ADR, following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the amount you receive at maturity may be based on the non-U.S. stock represented by the ADR as described below under “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility”. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” of this product supplement, as well as the above-referenced sections.

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There may be little or no secondary market for the Securities — Unless otherwise specified in the applicable supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS intend, but are not required, to make a market for the Securities and may stop making a market at any time. Furthermore, there can be no assurance that a secondary market for the Securities will develop. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to their intrinsic value and you may suffer substantial losses as a result.

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Economic and market factors affecting the terms and market price of Securities prior to maturity — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the price or level of the underlying asset or any underlying constituent; the volatility of the underlying asset or any underlying constituent; the dividend rate paid on each underlying equity or underlying constituent; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the composition of the underlying asset if an underlying asset is an index or ETF; the availability of comparable instruments; the creditworthiness of UBS; the then current bid-ask spread for the Securities and the factors discussed under “— Potential conflict of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.

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Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public because the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

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Potential UBS impact on the market price of the underlying asset or any underlying constituent — Trading or transactions by UBS or its affiliates in an underlying asset or any underlying constituent, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of an underlying asset or any underlying constituent, may adversely affect the market price(s) or level(s) of the underlying asset or basket asset(s) and, therefore, the market value of the Securities.

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Potential conflict of interest — UBS and its affiliates may engage in business with an underlying equity issuer or any underlying constituent issuer, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the payment at maturity of the Securities, if any, based on observed levels of the underlying asset or basket assets. The calculation agent can postpone the determination of the initial level and the final level of the underlying asset, underlying basket or basket asset, as applicable, on the trade date or final valuation date, respectively.

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Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset or underlying basket to which the Securities are linked.

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Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation.

Subject to the specific terms of your Securities, as specified in the applicable supplement, the Securities generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all, or almost all, of your initial investment.

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You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same or similar downside market risk as a hypothetical investment in the underlying asset, underlying basket or underlying constituents.

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You believe the level of the underlying asset or underlying basket will appreciate over the term of the Securities, and for investors in a Capped CAR-GEARS Product, that the percentage of appreciation is unlikely to exceed the maximum gain, or will decline over the term of the Securities but that the final level will be equal to or greater than the downside threshold.

➢	You understand that the contingent absolute return is limited by the downside threshold.

➢	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset or underlying basket.

➢	You do not seek current income from your investment and are willing to forgo dividends paid on any underlying equity or underlying constituent.

➢	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

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You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities, as specified in the applicable supplement, the Securities generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all, or almost all, of your initial investment.

➢	You require an investment designed to provide a full return of principal at maturity.

➢	You are not willing to make an investment that may have the same or similar downside market risk as a hypothetical investment in the underlying asset, underlying basket or underlying constituents.

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You believe that the level of the underlying asset or underlying basket will decline during the term of the Securities and will be less than the downside threshold, or for investors in a Capped CAR-GEARS Product, you believe the level of the underlying asset or underlying basket will appreciate over the term of the Securities by a percentage greater than the maximum gain.

➢	You seek an investment that benefits from the full depreciation in the level of the underlying asset or underlying basket.

➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset or underlying basket.

➢	You seek current income from this investment or prefer to receive the dividends paid on any underlying equity or underlying constituent.

➢	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

➢	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” section of this product supplement.

What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” and discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying asset or underlying basket. If your Securities are so treated, you should generally not accrue any income with respect to the underlying asset or underlying basket and you should generally recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Subject to the discussion below with respect to “constructive ownership”, such recognized gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss will be short-term capital gain or loss if you have held your Securities for one year or less). There may be a risk that the IRS could assert that the Securities should not give rise to long-term capital gain or loss because the Securities offer, at least in part, short exposure to the underlying asset or underlying basket.

Constructive Ownership. A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company or trust (such as shares of certain underlying equities that are ETFs), a passive foreign investment company (“PFIC”), a real estate investment trust (“REIT”) or certain other “pass-thru entities”. If the Securities were treated as a “constructive ownership transaction”, the tax consequences of sale, exchange or maturity of the Securities could be affected materially and adversely. Under the “constructive ownership transaction” rules, if an investment in Securities is treated as a “constructive ownership transaction”, any long-term capital gain recognized by a U.S. holder (as defined under “Supplemental U.S. Tax Considerations”) in respect of a Security would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)) of the U.S. holder (the “Excess Gain”). It is not clear how the “net underlying long-term capital gain” is determined with respect to the Securities. Unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any “Excess Gain” to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued such that the amount in each successor year is equal to the income of the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security). In the case of Securities referencing a gold or silver ETF, if Section 1260 were to apply to your Securities any long-term capital gain that you recognize with respect to your Securities that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to “collectibles”.

There exists a risk that an investment in Securities that are linked to shares of an ETF, PFIC, REIT or other “pass-thru entity” or an underlying basket that contains shares in an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership transaction”. If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security would be recharacterized as ordinary income. Furthermore, depending on the precise terms of a particular offering of Securities that reference an ETF or other “pass-thru entity”, the risk may be substantial that such Securities would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such Securities could be recharacterized as ordinary income and subject to an interest charge (or, in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”). Because the application of the constructive ownership rules to the Securities is unclear, U.S. holders are urged to consult their tax advisors regarding the potential application of the “constructive ownership” rules.

Unless otherwise specified in the applicable supplements, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, including possible treatment as a “constructive ownership transaction” subject to the constructive ownership rules of Section 1260 and that the timing and character of your income from the Securities could differ materially from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments”. The risk that the Securities may be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

The Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Additionally, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Non-U.S. Holders. Gain from the sale, exchange, redemption or maturity of a Security or settlement at maturity generally will not be subject to U.S. tax to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange, redemption or maturity and certain other conditions are satisfied, or has certain other present or former connections with the U.S.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible application of Section 1260 and alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer and/or the jurisdictions of the underlying constituent issuers, as applicable).

Hypothetical Examples of How the Securities Perform

This section provides examples of how the Securities perform under various scenarios and are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final level of the underlying asset or underlying basket relative to the initial level or downside threshold. We cannot predict the final level of the underlying asset or underlying basket. You should not take these examples as an indication or assurance of the expected performance of the underlying asset or underlying basket. The examples are based on the assumptions therein.

Calculate the Underlying Return for an Underlying Asset

Where the payment at maturity is based on the performance of a single underlying asset, the underlying return is the difference between the final level and initial level of the underlying asset and is expressed as a percentage of the initial level. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =	Final Level –Initial Level
Initial Level

Unless otherwise provided in the applicable supplement, the “initial level” will be, with respect to (i) an underlying equity, the closing level of the underlying equity on the trade date and (ii) an underlying index, the closing level of the underlying index on the trade date, in each case as determined by the calculation agent.

Unless otherwise provided in the applicable supplement, the “final level” will be, with respect to (i) an underlying equity, the closing level of the underlying equity on the final valuation date and (ii) an underlying index, the closing level of the underlying index on the final valuation date, in each case as determined by the calculation agent.

The “contingent absolute return” is the absolute value of the underlying return. For example, if the underlying return is -5%, the contingent absolute return will be equal to 5%.

Calculate the Underlying Return for an Underlying Basket

Where the payment at maturity is based on the performance of an underlying basket, the underlying return is the difference between the final level and initial level of the underlying basket and is expressed as a percentage of the initial level. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =	Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable supplement, the “initial level” will be, with respect to an underlying basket, 100.

Unless otherwise provided in the applicable supplement, the “final level” will be, with respect to an underlying basket, calculated by the calculation agent on the final valuation date as follows:

100 × (1 + (WBA1 × BAR1) + (WBA2 × BAR2) + (WBA3 × BAR3))

where

“W” is the respective weighting of each basket asset (i.e., BA1, BA2 and BA3) in the underlying basket, expressed as a percentage, and

“BAR” is the respective asset return for each basket asset (i.e., BA1, BA2 and BA3) calculated in the same manner described above under “Calculate the Underlying Return for an Underlying Asset”.

Hypothetical Performance Scenarios

Based on the computation of the underlying return above, the following charts show hypothetical performance scenarios for each of the Capped CAR-GEARS Products and the CAR-GEARS Products based on a range of underlying returns given the stated assumptions. These examples of how the Securities perform under various scenarios are provided for illustrative purposes only and are purely hypothetical.

Payment at Maturity for the Capped CAR-GEARS Products

The below table illustrates the payment at maturity for a hypothetical offering of Capped Trigger CAR-GEARS and Capped Buffer CAR-GEARS, each with a $10 principal amount and a minimum investment of 100 Securities (for a total minimum purchase price of $1,000), and a hypothetical offering of Capped Airbag CAR-GEARS with a $1,000 principal amount, each with the assumptions below. For ease of reference, the highlighted hypothetical scenarios in the following table illustrate examples in which an investor would (i) realize a return equal to the maximum gain, (ii) realize a return equal to the underlying return, (iii) realize a return equal to the contingent absolute return and (iv) realize a loss on the initial investment.

Assumptions:

Capped Trigger CAR-GEARS	Capped Airbag CAR-GEARS	Capped Buffer CAR-GEARS
Maximum Gain: 18%	Maximum Gain: 16%	Maximum Gain: 14%
Upside Gearing: 2.0	Upside Gearing: 2.0	Upside Gearing: 2.0
Initial Level: 100	Initial Level: 100	Initial Level: 100
Downside Threshold: 80	Buffer: 20%	Buffer: 20%
	Downside Gearing: 1.25	Downside Threshold: 80
Downside Threshold: 80

Underlying Return of Underlying Asset or Underlying Basket		Capped Trigger GEARS		Capped Airbag GEARS		Capped Buffer GEARS
Final Level	Underlying Return	Payment at Maturity	Total Return at Maturity	Payment at Maturity	Total Return at Maturity	Payment at Maturity	Total Return at Maturity
125	25.00%	$1,180	18.00%	$1,160	16.00%	$1,140	14.00%
120	20.00%	$1,180	18.00%	$1,160	16.00%	$1,140	14.00%
115	15.00%	$1,180	18.00%	$1,160	16.00%	$1,140	14.00%
110	10.00%	$1,180	18.00%	$1,160	16.00%	$1,140	14.00%
109	9.00%	$1,180	18.00%	$1,160	16.00%	$1,140	14.00%
108	8.00%	$1,160	16.00%	$1,160	16.00%	$1,140	14.00%
107	7.00%	$1,140	14.00%	$1,140	14.00%	$1,140	14.00%
105	5.00%	$1,100	10.00%	$1,100	10.00%	$1,100	10.00%
100	0.00%	$1,000	0.00%	$1,000	0.00%	$1,000	0.00%
90	-10.00%	$1,100	10.00%	$1,100	10.00%	$1,100	10.00%
80	-20.00%	$1,200	20.00%	$1,200	20.00%	$1,200	20.00%
70	-30.00%	$700	-30.00%	$875	-12.50%	$900	-10.00%
60	-40.00%	$600	-40.00%	$750	-25.00%	$800	-20.00%
50	-50.00%	$500	-50.00%	$625	-37.50%	$700	-30.00%
40	-60.00%	$400	-60.00%	$500	-50.00%	$600	-40.00%
30	-70.00%	$300	-70.00%	$375	-62.50%	$500	-50.00%
20	-80.00%	$200	-80.00%	$250	-75.00%	$400	-60.00%
10	-90.00%	$100	-90.00%	$125	-87.50%	$300	-70.00%
0	-100.00%	$0	-100.00%	$0	-100.00%	$200	-80.00%

Payment at maturity is capped due to the maximum gain.
Payment at maturity equals the principal amount; underlying return is zero.
Payment at maturity equals the principal amount plus a percentage return equal to the contingent absolute return.
Payment at maturity is less than the principal amount; investor has full, contingent or reduced downside market exposure at maturity.

Payment at Maturity for the CAR-GEARS Products

The below table illustrates the payment at maturity for a hypothetical offering of Trigger CAR-GEARS and Buffer CAR-GEARS, each with a $10 principal amount and a minimum investment of $1,000, and a hypothetical offering of Airbag CAR-GEARS with a $1,000 principal amount, each with the assumptions below. For ease of reference, the highlighted hypothetical scenarios in the below table illustrate examples in which an investor would (i) realize a return equal to the underlying return, (ii) realize a return equal to the contingent absolute return and (iii) realize a loss on the initial investment.

Assumptions:

Trigger CAR-GEARS	Airbag CAR-GEARS	Buffer CAR-GEARS
Upside Gearing: 1.8	Upside Gearing: 1.6	Upside Gearing: 1.4
Initial Level: 100	Initial Level: 100	Initial Level: 100
Downside Threshold: 80	Buffer: 20%	Buffer: 20%
	Downside Gearing: 1.25	Downside Threshold: 80
Downside Threshold: 80

Underlying Return of Underlying Asset or Underlying Basket		Trigger CAR-GEARS		Airbag CAR-GEARS		Buffer CAR-GEARS
Final Level	Underlying Return	Payment at Maturity	Total Return at Maturity	Payment at Maturity	Total Return at Maturity	Payment at Maturity	Total Return at Maturity
125	25.00%	$1,450	45.00%	$1,400	40.00%	$1,350	35.00%
120	20.00%	$1,360	36.00%	$1,320	32.00%	$1,280	28.00%
115	15.00%	$1,270	27.00%	$1,240	24.00%	$1,210	21.00%
110	10.00%	$1,180	18.00%	$1,160	16.00%	$1,140	14.00%
105	5.00%	$1,090	9.00%	$1,080	8.00%	$1,070	7.00%
100	0.00%	$1,000	0.00%	$1,000	0.00%	$1,000	0.00%
90	-10.00%	$1,100	10.00%	$1,100	10.00%	$1,100	10.00%
80	-20.00%	$1,200	20.00%	$1,200	20.00%	$1,200	20.00%
70	-30.00%	$700	-30.00%	$875	-12.50%	$900	-10.00%
60	-40.00%	$600	-40.00%	$750	-25.00%	$800	-20.00%
50	-50.00%	$500	-50.00%	$625	-37.50%	$700	-30.00%
40	-60.00%	$400	-60.00%	$500	-50.00%	$600	-40.00%
30	-70.00%	$300	-70.00%	$375	-62.50%	$500	-50.00%
20	-80.00%	$200	-80.00%	$250	-75.00%	$400	-60.00%
10	-90.00%	$100	-90.00%	$125	-87.50%	$300	-70.00%
0	-100.00%	$0	-100.00%	$0	-100.00%	$200	-80.00%

Payment at maturity equals the principal amount; underlying return is zero.
Payment at maturity equals the principal amount plus a percentage return equal to the contingent absolute return.
Payment at maturity is less than the principal amount; investor has full, contingent or reduced downside market exposure at maturity.

Example 1 — The Final Level of the Underlying Asset is 125 (resulting in an Underlying Return of 25%).

Capped Trigger CAR-GEARS:

Because the underlying return at maturity of 25%, when multiplied by the upside gearing of 2.0, is greater than the maximum gain of 18%, the payment at maturity would be calculated as follows:

$1,000 × (1 + the lesser of (a) 50% and (b) 18%)

= $1,000 × 1.18 = $1,180 per 100 Capped Trigger CAR-GEARS (a total return of 18%).

Capped Airbag CAR-GEARS:

Because the underlying return at maturity of 25%, when multiplied by the upside gearing of 2.0, is greater than the maximum gain of 16%, the payment at maturity would be calculated as follows:

$1,000 × (1 + the lesser of (a) 50% and (b) 16%)

= $1,000 × 1.6 = $1,160 per 1 Capped Airbag CAR-GEARS (a total return of 16%).

Capped Buffer CAR-GEARS:

Because the underlying return at maturity of 25%, when multiplied by the upside gearing of 2.0, is greater than the maximum gain of 14%, the payment at maturity would be calculated as follows:

$1,000 × (1 + the lesser of (a) 50% and (b) 14%)

= $1,000 × 1.4 = $1,140 per 100 Capped Buffer CAR-GEARS (a total return of 14%).

This example shows that investors in the Capped CAR-GEARS Products receive enhanced exposure to the positive underlying return due to the upside gearing, only up to the maximum gain; investors will not receive any further benefit of any appreciation in excess thereof.

Trigger CAR-GEARS:

Because the underlying return at maturity is 25%, when multiplied by the upside gearing of 1.8, the payment at maturity would be calculated as follows:

$1,000 × (1 + 45%)

= $1,000 × 1.45 = $1,450 per 100 Trigger CAR-GEARS (a total return of 45%).

Airbag CAR-GEARS:

Because the underlying return at maturity is 25%, when multiplied by the upside gearing of 1.6, the payment at maturity would be calculated as follows:

$1,000 × (1 + 40%)

= $1,000 × 1.4 = $1,400 per 1 Airbag CAR-GEARS (a total return of 40%).

Buffer CAR-GEARS:

Because the underlying return at maturity is 25%, when multiplied by the upside gearing of 1.4, the payment at maturity would be calculated as follows:

$1,000 × (1 + 35%)

= $1,000 × 1.35 = $1,350 per 100 Buffer CAR-GEARS (a total return of 35%).

This example shows that investors in the CAR-GEARS Products receive enhanced exposure to the positive underlying return at the upside gearing without the maximum gain limitation feature of the Capped CAR-GEARS Products.

Example 2 — The Final Level of the Underlying Asset is 105 (resulting in an Underlying Return of 5%).

Capped Trigger CAR-GEARS, Capped Airbag CAR-GEARS and Capped Buffer CAR-GEARS:

For all Capped CAR-GEARS Products, because the underlying return at maturity of 5%, when multiplied by the upside gearing of 2.0, is less than the maximum gain of 20%, 18%, 16% or 14%, in the case of the Capped Trigger CAR-GEARS, Capped Airbag CAR-GEARS and Capped Buffer CAR-GEARS, respectively, the payment at maturity would be calculated as follows:

$1,000 × (1 + the lesser of (a) 10% and (b) Maximum Gain)

= $1,000 × 1.1 = $1,100 per 100 Capped Trigger CAR-GEARS or Capped Buffer CAR-GEARS or per 1 Capped Airbag

CAR-GEARS (a total return of 10%).

Trigger CAR-GEARS:

Because the underlying return at maturity is 5%, when multiplied by the upside gearing of 1.8, the payment at maturity would be calculated as follows:

$1,000 × (1 + 9%)

= $1,000 × 1.09 = $1,090 per 100 Trigger CAR-GEARS (a total return of 9%).

Airbag CAR-GEARS:

Because the underlying return at maturity is 5%, when multiplied by the upside gearing of 1.6, the payment at maturity would be calculated as follows:

$1,000 × (1 + 8%)

= $1,000 × 1.08 = $1,080 per 1 Airbag CAR-GEARS (a total return of 8%).

Buffer CAR-GEARS:

Because the underlying return at maturity is 5%, when multiplied by the upside gearing of 1.4, the payment at maturity would be calculated as follows:

$1,000 × (1 + 7%)

= $1,000 × 1.07 = $1,070 per 100 Buffer CAR-GEARS (a total return of 7%).

This example shows that investors in both the Capped CAR-GEARS Products and CAR-GEARS Products participate in the positive underlying return multiplied by the upside gearing in an identical manner when that amount is equal to or less than the maximum gain limitation feature of the Capped CAR-GEARS Products.

Example 3 — The Final Level of the Underlying Asset is 100 (resulting in an Underlying Return of 0%).

Capped CAR-GEARS Products and CAR-GEARS Products:

For all Capped CAR-GEARS Products and CAR-GEARS Products, because the underlying return at maturity is 0%, the payment at maturity would be equal to the initial investment of $1,000 per 100 Capped Trigger CAR-GEARS, Capped Buffer CAR-GEARS, Trigger CAR-GEARS or Buffer CAR-GEARS or per 1 Capped Airbag CAR-GEARS or Airbag CAR-GEARS (a total return of 0%).

This example shows that investors in both the Capped CAR-GEARS Products and CAR-GEARS Products receive a total return of zero if the underlying return is zero.

Example 4 — The Final Level of the Underlying Asset is 80 (resulting in an Underlying Return of -20%).

Capped CAR-GEARS Products and CAR-GEARS Products:

For all Capped CAR-GEARS Products and CAR-GEARS Products, because the underlying return at maturity is negative and the final level is equal to or greater than the downside threshold, the payment at maturity would be calculated as follows:

$1,000 × (1 + Contingent Absolute Return)

= $1,000 × (1 + 20%)

= $1,000 × 1.2 = $1,200 per 100 Capped Trigger CAR-GEARS, Capped Buffer CAR-GEARS, Trigger CAR-GEARS or Buffer CAR-GEARS or per 1 Capped Airbag CAR-GEARS or Airbag CAR GEARS (a total return of 20%).

This example shows that investors in both the Capped CAR-GEARS Products and CAR-GEARS Products will receive a percentage return equal to the contingent absolute return when the underlying return is negative and the final level is equal to or greater than the downside threshold.

Example 5A — The Final Level of the Underlying Asset is 40 (resulting in an Underlying Return of -60%).

Capped Trigger CAR-GEARS and Trigger CAR-GEARS:

Because the underlying return is negative and the final level is less than the downside threshold, the investor does not receive the contingent absolute return and is instead fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 × (1 + -60%) =

$1,000 × 0.4 = $400 per 100 Capped Trigger CAR-GEARS or Trigger CAR-GEARS (a loss of 60%).

This example shows that if the underlying return is negative and the final level is less than the downside threshold, investors in Capped Trigger CAR-GEARS and Trigger CAR-GEARS do not receive the contingent absolute return and are instead fully exposed to any decline in the level of the underlying asset and will lose a percentage of their initial investment equal to the underlying return and, in extreme situations could lose all of their initial investment.

Capped Airbag CAR-GEARS and Airbag CAR-GEARS:

Because the underlying return is negative and the final level is less than the downside threshold, the investor does not receive the contingent absolute return and is instead exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset in excess of the buffer. In this example, the payment at maturity would be calculated as follows:

$1,000 × [1 + (-60% + 20%) × 1.25]

= $1,000 × 0.5 = $500 per 1 Capped Airbag CAR-GEARS or Airbag CAR-GEARS (a loss of 50%).

This example shows that if the underlying return is negative and the final level is less than the downside threshold, investors in Capped Airbag CAR-GEARS or Airbag CAR-GEARS do not receive the contingent absolute return and are instead exposed to the loss of a percentage of their initial investment equal to the downside gearing multiplied by the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations could lose all of their initial investment.

Capped Buffer CAR-GEARS and Buffer CAR-GEARS:

Because the underlying return is negative and the final level is less than the downside threshold, the investor does not receive the contingent absolute return and is instead exposed to the percentage decline in excess of the buffer. In this example, the payment at maturity would be calculated as follows:

$1,000 × [1 + (-60% + 20%)]

$1,000 × 0.6 = $600 per 100 Capped Buffer CAR-GEARS or Buffer CAR-GEARS (a loss of 40%).

This example shows that if the underlying return is negative and the final level is less than the downside threshold, investors in Capped Buffer CAR-GEARS and Buffer CAR-GEARS do not receive the contingent absolute return and are instead exposed to the percentage decline in excess of the buffer and will lose a percentage of their initial investment equal to the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, could lose almost all of their initial investment.

Example 5B — The Final Level of the Underlying Basket is 40 (resulting in an Underlying Return of -60%).

This example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical underlying basket comprised of three basket assets with the following assumptions:

Basket Asset	Basket Asset Weight	Basket Asset Return
A	40%	-70%
B	20%	-60%
C	40%	-50%

Given the above assumptions, the final level would be calculated as follows:

Final Level	= 100 × (1 +	(A basket asset weight × A basket asset return) +
(B basket asset weight × B basket asset return) +
(C basket asset weight × C basket asset return))

= 100 × (1 + (40% × -70%) + (20% × -60%) + (40% × -50%)) = 40

The underlying return would then be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	40 – 100	= -60%
	Initial Level		100

Because the underlying return at maturity is -60%, the investor will receive payment at maturity for each Capped CAR-GEARS Product and CAR-GEARS Product identical to the scenarios described above in Example 5A.

Risk Factors

The return on the Securities is linked to the performance of the underlying asset or underlying basket and will depend on whether the underlying return is positive or negative and, if negative, whether the final level is less than the downside threshold. Investing in the Securities is not equivalent to a direct investment or short position in the underlying equity, underlying basket or underlying constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus, the index supplement and the applicable supplements, before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The repayment of any principal amount of the Securities only applies at maturity and is not guaranteed. You may lose some, almost all or all of your initial investment in the Securities.

The Securities differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Securities at maturity. UBS will repay you the principal amount of your Securities in cash at maturity only if the final level of the underlying asset or underlying basket is equal to or greater than the downside threshold.

➢

For Capped Trigger CAR-GEARS and Trigger CAR-GEARS, if the underlying return is negative and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

➢

For Capped Buffer CAR-GEARS and Buffer CAR-GEARS, if the underlying return is negative and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment.

➢

For Capped Airbag CAR-GEARS and Airbag CAR-GEARS, if the underlying return is negative and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the downside gearing multiplied by the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose all of your initial investment.

The contingent repayment of principal applies only at maturity.

You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset or underlying basket at such time is equal to or greater than the downside threshold.

The upside gearing applies only to any positive performance of the underlying asset or underlying basket at maturity.

At maturity, the Securities provide participation in, and may enhance by the upside gearing, any positive return in the underlying asset or underlying basket at the applicable rate. In the case of Capped CAR-GEARS Products, however, your payment at maturity is limited by the maximum gain. Accordingly, the Capped CAR-GEARS Products do not offer full participation in the positive appreciation of the underlying asset or underlying basket and you may earn a return that is less than the return on a direct

Risk Factors

investment in the underlying asset, underlying basket or underlying constituents, as applicable. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the applicable rate or the Securities and the return may be less than the return of the underlying asset or underlying basket multiplied by the applicable rate even if your return is positive, and with respect to Capped CAR-GEARS Products, does not exceed the maximum gain. You can receive the full benefit of the upside gearing only if you hold your Securities to maturity.

The contingent absolute return applies only at maturity.

At maturity, the Securities provide inverse exposure to the negative underlying return only if the final level is equal to or greater than the downside threshold. The contingent absolute return feature is limited by the downside threshold. You can receive the full benefit of the contingent absolute return from UBS only if you hold your Securities to maturity.

Your potential return on the Securities from any positive underlying return may be limited by a maximum gain and your potential return on the Securities from any negative underlying return is limited by the downside threshold.

The return potential of the Capped CAR-GEARS Products is limited by the maximum gain. Therefore, for the Capped CAR-GEARS Products you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the upside gearing, exceeds the maximum gain, and your return on the Capped CAR-GEARS Products may be less than a direct investment in the underlying asset or underlying basket. Further, your potential gain on the Securities from the contingent absolute return feature is limited by the downside threshold. You will receive a return equal to the contingent absolute return only if the underlying return is negative and the final level is equal to or greater than the downside threshold. If the final level is less than the downside threshold, you will not benefit from the contingent absolute return and instead will be exposed to the negative underlying return and you could lose all, or almost all, of your initial investment.

You will not receive interest payments on the Securities.

You will not receive any periodic interest payments on the Securities.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities and you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment if UBS were to default on its obligations.

Owning the Securities is not the same as owning the underlying asset, basket assets or underlying constituents.

The return on your Securities will not reflect the return you would realize if you actually owned the underlying asset, basket assets or underlying constituents and held such investment for a similar period because:

➢

the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the underlying asset, basket assets or underlying constituents during the term of the Securities, and not on the upside gearing and whether the final level of the underlying asset or underlying basket is less than the downside threshold;

Risk Factors

➢	with respect to Capped CAR-GEARS Products, the maximum gain caps your payment at maturity while a direct investment would provide uncapped gain;

➢

in the case of a direct investment in any underlying equity or underlying equity constituents, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;

➢	an investment directly in the underlying asset, basket assets or underlying constituents is likely to have tax consequences that are different from an investment in the Securities; and

➢

an investment directly in the underlying asset, basket assets or underlying constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in such assets, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

The contingent absolute return feature is not the same as taking a short position directly in an underlying asset or the underlying constituents.

Even if the underlying return is negative and the final level is equal to or greater than the downside threshold, the return on the Securities may not reflect the return you would realize if you actually took a short position directly in an underlying asset or the underlying constituents. For example, to maintain a short position in any underlying asset or underlying constituent, you would have to pay dividend payments (if any) to the entity that lends you the underlying asset or underlying constituent for your short sale, and you could receive certain interest payments (the short interest rebate) from the lender.

There can be no assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the level of the underlying asset or underlying basket will rise or fall and there can be no assurance that the final level of the underlying asset or underlying basket will be equal to or greater than downside threshold. The final level of the underlying asset or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity issuer, the underlying constituent issuers or the constituent commodities of such index or ETF. If an underlying asset or basket asset, as applicable, is an equity, you should be willing to accept the risks of owning equities in general and each such underlying equity in particular, and the risk of losing a significant portion or all of your initial investment. If an underlying asset or basket asset, as applicable, is an index or ETF, you should be willing to accept the risks associated with the relevant markets tracked by each such index or ETF in general and its underlying constituents in particular, and the risk of losing a significant portion or all of your initial investment.

Greater expected volatility generally indicates an increased risk of loss at maturity.

“Volatility” refers to the frequency and magnitude of changes in the level of an underlying asset or underlying basket. The greater the expected volatility of an underlying asset or underlying basket as of the trade date, the greater the expectation is as of that date that the final level of such underlying asset or underlying basket could be less than its downside threshold and, as a consequence, indicates an increased risk of loss. However, an underlying asset or underlying basket’s volatility can change significantly over the term of the Securities and a relatively lower downside threshold may not necessarily indicate a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of an underlying asset or underlying basket and the potential to lose some, almost all or all of your initial investment.

Risk Factors

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the level of the underlying asset or underlying basket.

The calculation of the amount payable, if any, at maturity of the Securities may not reflect changes in the level(s) of the underlying asset or underlying basket during the term of the Securities before the final valuation date specified in the applicable supplement. The calculation agent will calculate the payment at maturity by comparing only the closing level of the underlying asset or underlying basket on the final valuation date relative to the closing level of the underlying asset or underlying basket on the trade date. No other levels will be taken into account. As a result, you may lose a significant portion or all of your initial investment even if the level of the underlying asset or underlying basket has risen at certain times during the term of the Securities to an amount greater than the initial level, before falling to a final level that is less than its downside threshold.

If the Securities are linked to an underlying basket, changes in the levels of the basket assets may offset each other.

If the Securities are linked to an underlying basket, the return on the Securities will be linked to a weighted basket comprised of the basket assets. While the levels of some basket assets may increase over the term of the Securities, the levels of other basket assets may increase by less during the term of the Securities and may even decline. Therefore, increases in the levels of one or more basket assets may be offset by lesser increases or decreases in the levels of one or more of the other basket assets when determining whether the final level of the underlying basket is less than the downside threshold and in calculating the underlying return and the payment at maturity on the Securities. Additionally, differing weights of the basket assets amplifies this offsetting effect because more heavily weighted basket assets will have a larger impact on the underlying return than lesser weighted basket assets.

You have limited protection in the case of antidilution and reorganization events.

For antidilution and reorganization events affecting an underlying equity, the calculation agent may adjust the initial level, downside threshold, and/or final level of the affected underlying equity and any other term of the Securities. However, the calculation agent is not required to adjust the terms of the Securities for every corporate event that could affect an underlying equity. For example, the calculation agent is not required to make any adjustments if an underlying equity issuer or anyone else makes a partial tender offer or a partial exchange offer with respect to an underlying equity. An event that does not require the calculation agent to make an adjustment may materially and adversely affect the value of the Securities. In addition, the calculation agent will make all determinations and calculations concerning any such adjustment and may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, the manner described in this product supplement or the applicable supplements as necessary to achieve an equitable result. You should refer to “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Role of Calculation Agent” for a description of the items that the calculation agent is responsible for determining.

In some circumstances, the payment you receive on the Securities may be based on securities issued by a different issuer and not on the original underlying equity.

Reorganization Events: If an underlying equity is subject to certain reorganization events relating to the respective underlying equity issuer, where such issuer is not the surviving entity, the amount you receive at maturity may be based on the equity security of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of the applicable underlying

Risk Factors

equity in such reorganization event, which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency. If any underlying equity issuer becomes subject to (i) a reorganization event (as defined herein) and the relevant distribution property (as defined herein) consists solely of cash or (ii) a merger or consolidation with UBS or any of its affiliates, the calculation agent may select a substitute security as defined below under “General Terms of the Securities — Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” to replace the underlying equity. The occurrence of these reorganization events and the consequent adjustments may materially and adversely affect the value of the Securities. We describe the specific reorganization events that may lead to these adjustments and the procedures for selecting distribution property or a substitute security in the section of this product supplement called “General Terms of the Securities — Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”. The calculation agent will make any such adjustments in order to achieve an equitable result.

ADRs: If an underlying equity is an ADR and the ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if the ADR facility between the non-U.S. stock issuer and the ADR depositary is terminated for any reason, the amount you receive at maturity will be based on the non-U.S. stock. Such delisting of the ADRs or termination of the ADR facility and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting of the ADRs or termination of the ADR facility and the consequent adjustments in the section of this product supplement called “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility”.

Delisting, suspension or discontinuance: If either a common stock or an ETF that is serving as an underlying equity is delisted or trading is suspended, or the ETF is otherwise discontinued, the amount you receive at maturity may be based on a security issued by another company, or in the case of an ETF, a share of another ETF or a basket of securities, futures contracts, commodities or other assets. Such delisting or suspension of trading in an underlying equity, or discontinuance of an ETF, and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such discontinuance, delisting or suspension of trading in an underlying equity or ETF and the consequent adjustments in the sections of this product supplement called “General Terms of the Securities — Delisting or Suspension of Trading in an Underlying Equity” and “— Delisting, Discontinuance or Modification of an ETF”, respectively.

The calculation agent can postpone the determination of the initial level or final level of the underlying asset, underlying basket or any basket asset, and therefore the final valuation date and maturity date, if a market disruption event occurs on the trade date or final valuation date.

The determination of the final level may be postponed with respect to an underlying asset, underlying basket or a basket asset if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying asset or basket asset on the final valuation date. If such a postponement occurs, the calculation agent will determine the final level by reference to the closing level of the underlying asset or affected basket asset on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset or affected basket asset.

In no event, however, will the final valuation date be postponed by more than eight trading days. As a result, the maturity date for the Securities could also be postponed, although not by more than eight trading days. If the determination of the closing level of the underlying asset or affected basket asset on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is

Risk Factors

continuing with respect to such underlying asset or basket asset on that day, the calculation agent will nevertheless determine the final level on such day. In such an event, the calculation agent will, in good faith, estimate the final level that would have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Securities — Market Disruption Events”, which may adversely affect the return on your investment in the Securities. If a market disruption event has occurred or is continuing with respect to the underlying asset or any basket asset on the originally-scheduled final valuation date, the maturity date will be postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date.

The calculation agent may also postpone the determination of the initial level of the underlying asset or the basket assets, as applicable, on the trade date specified in the applicable supplement for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset on that date. If the trade date is postponed, the calculation agent may adjust the final valuation date and maturity date to ensure that the stated term of that offering of the Securities remains the same.

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities.

Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS intend, but are not required, to make a market for the Securities and may stop making a market at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of the underlying asset or underlying basket has risen since the trade date. The potential returns described in the applicable supplements are possible only in the case that you hold your Securities to maturity.

Risk Factors

The terms and features of the Securities at issuance and the market value of the Securities may be influenced by unpredictable factors.

Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the terms and features of your Securities at issuance and the market value of the Securities prior to maturity. Generally, we expect that the level of the underlying asset or the underlying basket on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence terms and features of the Securities and their market value include:

➢	the volatility of the underlying asset, basket assets or underlying constituents (i.e., the frequency and magnitude of changes in the level(s) of such assets over the term of the Securities);

➢	for any underlying asset or any basket asset that is an index, changes to the composition of the index and changes to index constituents;

➢	for any underlying asset or any basket asset that is an ETF, changes to the composition of the ETF and changes to underlying constituents;

➢	for any underlying index or ETF, the market prices of any underlying constituents;

➢

the dividend rate paid on the underlying equity or any underlying equity constituents (while not paid to holders of the Securities, dividend payments on any underlying equity or underlying equity constituents may influence the value of the Securities);

➢	interest rates in the U.S. market and each market related to the underlying asset, basket assets or underlying constituents;

➢	the time remaining to the maturity of the Securities;

➢	the availability of comparable instruments and supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;

➢	if an underlying equity is an ADR, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the non-U.S. stock is traded;

➢

for any underlying index or ETF having index constituents or underlying constituents that are traded in non-U.S. markets, or if an underlying equity is substituted or replaced by a security that is quoted and traded in a non-U.S. currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;

➢	for any ETF, the fact that such ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;

➢	the creditworthiness of UBS; and

➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level(s) of the underlying asset, basket assets or underlying constituents generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the terms and features of your Securities at issuance and the market value of your Securities may offset or enhance

Risk Factors

the effect of another factor. Due to these factors, even if the level of the underlying asset or underlying basket increases above the initial level during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of the underlying asset or underlying basket to increase while the market value of the Securities declines. Therefore, the value of the Securities prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

The inclusion of commissions and compensation in the original issue price of the Securities is likely to adversely affect secondary market prices of the Securities.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, because the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF UNDERLYING ASSETS AND UNDERLYING BASKETS

The respective underlying asset, basket assets or underlying constituents are subject to various market risks.

The respective underlying asset, basket assets or underlying constituents are subject to various market risks. Consequently, the level of an underlying asset or basket assets, and therefore the underlying basket, may fluctuate depending on the market(s) in which the applicable underlying asset, basket assets or underlying constituents operate. Market forces outside of our control could cause the final level of the underlying asset or underlying basket to be less than the downside threshold. The level of the underlying asset or underlying basket can rise or fall sharply due to factors specific to the underlying asset, basket assets or underlying constituents, such as price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general equity or commodity market levels, interest rates and economic and political conditions. To the extent that the underlying asset is an underlying equity, the applicable supplement will provide a brief description of the underlying equity issuer to which the Securities we offer are linked. We urge you to review financial and other information filed periodically by each underlying equity issuer with the SEC.

UBS and its affiliates have no affiliation with any underlying equity issuer or underlying constituent issuer and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable supplement, we and our affiliates are not affiliated with any underlying equity issuer or underlying constituent issuer and have no ability to control or predict their actions, including any corporate actions that could constitute an antidilution or reorganization event of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting an underlying equity issuer or underlying constituent issuer. No underlying equity issuer or underlying constituent issuer is involved in the offering of the Securities in any way and has no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of your Securities or your payment at maturity. An underlying equity issuer or underlying constituent issuer may take actions that could adversely affect the market value of the Securities.

Risk Factors

The Securities are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer or underlying constituent issuer. No portion of the issue price you pay for the Securities will go to any underlying equity issuer or underlying constituent issuer.

Unless otherwise specified in the applicable supplement, we have derived the information about the respective underlying equity issuer(s) and each underlying equity from publicly available information, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity issuer or any underlying equity. You, as an investor in the Securities, should make your own investigation into the respective underlying equity issuer(s) and the underlying asset or underlying basket for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer(s) with the SEC.

This product supplement relates only to the Securities and does not relate to any underlying equity or any underlying equity issuer or underlying constituent issuer.

UBS and its affiliates have no affiliation with any underlying index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable supplement, we and our affiliates are not affiliated with the sponsor of any underlying index (an “index sponsor”) that may be used to calculate the payment at maturity of the Securities (except for licensing arrangements discussed in the index supplement or the applicable supplement) and have no ability to control or predict their actions, including any errors in, or discontinuation of, public disclosure regarding methods or policies relating to the calculation of the applicable underlying index. If an index sponsor discontinues or suspends the calculation of an underlying index to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at maturity. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive at maturity will be determined by the calculation agent as described under “General Terms of the Securities — Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation” and “— Role of Calculation Agent”. No index sponsor is involved in the offering of the Securities in any way. The index sponsors do not have any obligation to consider your interests as an owner of the Securities in taking any actions that might affect the market value of your Securities or your payment at maturity.

Unless otherwise specified in the applicable supplement, we have derived the information about the respective underlying index sponsor(s) and each underlying index to which your Securities are linked from publicly available information, without independent verification. You, as an investor in the Securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your Securities.

Changes that affect an underlying index will affect the market value of your Securities and the amount you will receive at maturity of your Securities.

The policies of an index sponsor concerning the calculation of an underlying index, additions, deletions or substitutions of any underlying constituents and the manner in which changes affecting such underlying constituent issuers (such as stock dividends, reorganizations or mergers) and/or the underlying constituents (such as prolonged changes in market value, significantly decreased liquidity or if an underlying commodity ceases to exist) are reflected in the underlying index, could affect the level of the underlying index and, therefore, could affect the amount payable on your Securities at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor changes these policies, such as changing the manner in which it calculates an underlying index, or if an index sponsor discontinues or suspends calculation or

Risk Factors

publication of an underlying index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if a closing level or the final level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the relevant closing level or the final level — and thus the amount payable at maturity — as described under “General Terms of the Securities — Market Disruption Events”.

Historical performance of the underlying asset, basket assets or underlying constituents should not be taken as an indication of the future performance of such underlying asset, basket assets or underlying constituents during the term of the Securities.

The historical performance of the underlying asset, basket assets or underlying constituents should not be taken as an indication of the future performance of such underlying asset, basket assets or underlying constituents. As a result, it is impossible to predict whether the value(s) of the underlying asset, basket assets or underlying constituents will rise or fall. The final level(s) of the underlying asset, underlying basket and basket assets, as applicable, will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the respective underlying asset or basket assets, as applicable, and the market value(s) of the underlying asset, basket assets or underlying constituents.

Moreover, any underlying basket to which any Securities may be linked does not have a recognized market value and no historical performance data will be available. The closing levels of the basket assets will determine the initial level and final level of the underlying basket.

An investment in the Securities may be subject to risks associated with non-U.S. markets.

An underlying asset, basket asset or underlying constituent may be issued by a non-U.S. company and may trade on a non-U.S. exchange. An investment in Securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and non-U.S. futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and U.S. futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on those non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and non-U.S. futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or non-U.S. futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Risk Factors

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where an underlying asset, basket asset or underlying constituent is: (1) an ADR, which is quoted and traded in U.S. dollars, but represents a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the ADR; (2) is substituted or replaced by another underlying asset, basket asset or underlying constituent, as applicable, that is quoted and traded in a non-U.S. currency; or (3) an ETF or underlying index that invests in underlying constituents that are quoted and traded in a non-U.S. currency. Index sponsors may substitute or replace underlying constituents with non-U.S. underlying constituents in accordance with their own policies and procedures.

For any ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency, the value of such ETF will generally reflect the U.S. dollar value of those assets. Similarly, the levels of certain underlying indices that are comprised of underlying constituents which are quoted and traded in a non-U.S. currency, may reflect the U.S. dollar value of such underlying constituents. Therefore, holders of Securities based upon an ETF or these underlying indices may be exposed to currency exchange rate risk with respect to the currency in which such underlying constituents trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of the relevant non-U.S. constituent(s) in such underlying asset. If, taking into account such weighting, the dollar strengthens against such non-U.S. currency, the level of such underlying the ETF or underlying index, may be adversely affected and the value of the Securities may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a non-U.S. currency may affect the U.S. dollar equivalent of the price of any underlying asset, basket asset or underlying constituent described in (1) through (3) above, and, as a result, may affect the value of the Securities.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the value of an underlying asset, basket asset or underlying constituent that is quoted and traded in a non-U.S. currency.

The underlying return for the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect any underlying asset, basket assets or underlying constituents that are traded in currencies other than the U.S. dollar.

Although, as discussed above, an underlying asset, basket asset or underlying constituents may be traded in, or its market value(s) may be converted into, currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars, and the calculation of the amount payable on the Securities at maturity will

Risk Factors

not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the applicable underlying asset, basket asset or underlying constituent is denominated. The amount we pay in respect of the Securities on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities”.

The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the level of its respective target index.

With respect to any ETF, you should be aware that, although the trading characteristics and valuations of that ETF will usually mirror the characteristics and valuations of the underlying constituents in which that ETF invests, the value of the ETF may not completely track the value of its underlying constituents. The value of the ETF will reflect transaction costs and fees that the underlying constituents in which the ETF invests do not have.

In addition, an ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “target index”). The correlation between the performance of an ETF and the performance of its target index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising such target index but rather may invest in a representative sample of such assets comprising the target index. Also, an ETF may not fully replicate the performance of its target index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such target index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Increased volatility of the ETF can create further dislocations between the market value and net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its target index. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its target index.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

If an underlying equity is an ADR, the value of the ADRs may not completely track the price of the non-U.S. stock represented by such ADRs.

If an underlying equity is an ADR, you should be aware that, although the trading characteristics and valuations of the ADRs will usually mirror the characteristics and valuations of the non-U.S. stock represented by the ADRs, the value of an ADR upon which an offering of the Securities is based may not completely track the value of the non-U.S. stock represented by such ADR. Moreover, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADRs than for the non-U.S. stock. Since holders of the ADRs may surrender the ADRs to take delivery of and trade the non-U.S. stock (a characteristic that allows investors in ADRs to take advantage of price differentials between different markets), an illiquid market for the non-U.S. stock generally will result in an illiquid market for the ADRs representing such non-U.S. stock.

If an underlying equity is an ADR, the trading price of such ADRs and the trading price of the Securities linked to such ADRs will be affected by conditions in the markets where those ADRs principally trade.

Although the market price of an ADR upon which an offering of Securities is based is not directly tied to the trading price of the non-U.S. stock in the non-U.S. markets where such non-U.S. stock principally

Risk Factors

trades, the trading price of ADRs is generally expected to track the U.S. dollar value of the currency of the country where the non-U.S. stock principally trades and the trading price of such non-U.S. stock on the markets where that non-U.S. stock principally trades. This means that the trading value of any ADR upon which an offering of the Securities is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the non-U.S. stock principally trades and by factors affecting the markets where such non-U.S. stock principally trades.

There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock.

If an underlying equity is an ADR, you should be aware that your Securities are linked to the ADRs and not the non-U.S. stock represented by such ADRs, and there exist important differences between the rights of holders of an ADR and the non-U.S. stock such ADR represents. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the market value of your Securities.

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF COMMODITY INDICES AND ETFS WITH UNDERLYING COMMODITIES

In the case of Securities linked to a commodities index or an ETF with underlying commodities, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index that is a commodity index or an ETF with underlying commodities and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to a commodities index or an ETF with underlying commodities, such Securities may not offer direct exposure to commodity spot prices.

Your Securities may be linked to an index (or ETF with underlying commodities) that is comprised of commodity futures contracts and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to commodity spot prices.

Risk Factors

In the case of Securities linked to a commodities index or an ETF with underlying commodities, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level(s) of any underlying index that is a commodity index(or ETF with underlying commodities) and, therefore, the value of your Securities.

In the case of Securities linked to a commodities index or an ETF with underlying commodities, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an index (or ETF with underlying commodities) that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index or ETF commodities included in any underlying index or ETF and the markets for those index or ETF commodities during the term of your Securities. To the extent the index or ETF rolls futures contracts from a lower priced futures contract to a higher priced futures contract, the rolls could adversely affect the value of any commodity index (or ETF with underlying commodities) to which your Securities are linked and, accordingly, decrease the payment you receive at maturity.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in any underlying equity or any underlying constituent, or other derivative products based on any underlying equity or any underlying constituent may adversely affect any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging”, UBS or its affiliates expect to enter into hedging transactions involving purchases of the underlying asset, the basket assets, the underlying constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on and/or after the applicable trade date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market value(s) of any underlying asset, basket asset or underlying constituent and, therefore, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

Risk Factors

UBS or its affiliates may also engage in trading in any underlying asset, basket asset or underlying constituent and other instruments described above on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of any underlying asset, basket asset or underlying constituent and, therefore, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any underlying asset, basket asset or underlying constituent. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying asset, basket assets and underlying constituents, as applicable, including listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of such underlying asset, basket asset and/or underlying constituent, as applicable, could be adverse to the interests of the holders of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer or underlying constituent issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the level of any underlying asset, basket asset or underlying constituent, as applicable, and, therefore, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the underlying asset, basket assets or underlying constituents or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make

Risk Factors

their own independent investigation of the merits of investing in the Securities and the underlying asset, basket assets or underlying constituents to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment, if any, at maturity of the Securities. We may change the calculation agent after the settlement date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying asset or a basket asset has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Because this determination by the calculation agent may affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

One of our affiliates may serve as the depositary for the ADR that may constitute an underlying equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADRs. If an underlying equity is an ADR and one of our affiliates serves as depositary for such ADRs, the interests of our affiliate, in its capacity as depositary for the ADRs, may be adverse to your interests as a holder of Securities.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable supplement. If the IRS were successful in asserting an alternative treatment for the Securities, the timing and/or character of income on the Securities could be affected materially and adversely. Please read carefully the sections entitled “What are the Tax Consequences of the Securities?” in the summary section and “Supplemental U.S. Tax Considerations” herein. You should consult your tax advisor about your own tax situation.

Further, there exists a risk (and in certain circumstances, a substantial risk) that an investment in Securities that are linked to shares of an ETF, PFIC, REIT or other “pass-thru entity” or a basket that

Risk Factors

contains ETFs, PFICs, REITs or other “pass-thru entities” could be treated as a “constructive ownership” transaction which could result in part or all of any long-term capital gain realized by you on sale or maturity of a Security being recharacterized as ordinary income and subject to an interest charge (or, in the case of a gold or silver ETF, subject to a maximum tax rate of 28% applicable to “collectibles”).

The IRS has released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Moreover, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible application of Section 1260 and alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer and/or the jurisdictions of the underlying constituent issuers, as applicable).

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable supplements and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities. The applicable supplement may use different defined terms than those used herein to describe the Securities.

Denomination

Unless otherwise specified in the applicable supplement, each offering of Capped Trigger CAR-GEARS, Capped Buffer CAR-GEARS, Trigger CAR-GEARS and Buffer CAR-GEARS will have a principal amount of $10 per Security and a minimum investment of 100 Securities (for a total minimum purchase price of $1,000). Purchases in excess of these minimum amounts may be made in integrals of one Security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities.

Unless otherwise specified in the applicable supplement, each offering of Capped Airbag CAR-GEARS and Airbag CAR-GEARS will have a principal amount of $1,000 per Security and a minimum investment of one Security.

No Coupon

Unlike ordinary debt securities, UBS will not pay periodic interest on the Securities, unless otherwise specified in the applicable supplement, and will not necessarily repay any of the principal amount of the Securities at maturity.

Payment at Maturity for the Securities

UBS will not necessarily pay the principal amount of the Securities at maturity. At maturity, UBS will pay an amount in cash that is based on the direction of and percentage change in the level of the underlying asset or underlying basket from the trade date to the final valuation date, which is referred to as the “underlying return”.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. Depending on the particular terms of your Securities, if the final level is less than the downside threshold, you could lose some, almost all or all of your initial investment.

All defined terms relating to payment at maturity are set forth below under “Defined Terms Relating to Payments at Maturity for the Securities”.

General Terms of the Securities

The Capped CAR-GEARS Products:

The Capped CAR-GEARS Products provide participation in, and may enhance by the upside gearing, any positive underlying return only up to a predetermined maximum gain with inverse, contingent or reduced downside market exposure at maturity.

Payment at Maturity for Capped Trigger CAR-GEARS

For any offering of Capped Trigger CAR-GEARS, the amount you will receive at maturity will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold. At maturity UBS will pay a cash payment for each Capped Trigger CAR-GEARS that you hold, calculated as follows:

➢	If the underlying return is positive:

$10 × (1 + the lesser of (a) Underlying Return x Upside Gearing and (b) Maximum Gain).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$10 × (1 + Contingent Absolute Return).

➢	If the underlying return is negative and the final level is less than the downside threshold:

$10 × (1 + Underlying Return).

Investors in Capped Trigger CAR-GEARS may be fully exposed to any decline in the level of the underlying asset or underlying basket from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Capped Buffer CAR-GEARS

For any offering of Capped Buffer CAR-GEARS, the amount you will receive at maturity will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold. At maturity UBS will pay a cash payment for each Capped Buffer CAR-GEARS that you hold, calculated as follows:

➢	If the underlying return is positive:

$10 × (1 + the lesser of (a) Underlying Return × Upside Gearing and (b) Maximum Gain).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$10 × (1 + Contingent Absolute Return).

➢	If the underlying return is negative and the final level is less than the downside threshold:

$10 × (1 + (Underlying Return + Buffer)].

Investors in Capped Buffer CAR-GEARS will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment.

General Terms of the Securities

Payment at Maturity for Capped Airbag CAR-GEARS

For any offering of Capped Airbag CAR-GEARS, the amount you will receive at maturity will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold. At maturity UBS will pay a cash payment for each Capped Airbag CAR-GEARS that you hold, calculated as follows:

➢	If the underlying return is positive:

$1,000 × (1 + the lesser of (a) Underlying Return × Upside Gearing and (b) Maximum Gain).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$1,000 × (1 + Contingent Absolute Return).

➢	If the underlying return is negative and the final level is less than the downside threshold:

$1,000 × [1 + (Underlying Return + Buffer) x Downside Gearing].

Investors in Capped Airbag CAR-GEARS will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the downside gearing multiplied by the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose all of your initial investment.

The CAR-GEARS Products:

The CAR-GEARS Products provide participation in, and may enhance by the upside gearing, any positive underlying return with inverse, contingent or reduced downside market exposure at maturity.

Payment at Maturity for Trigger CAR-GEARS

For any offering of Trigger CAR-GEARS, the amount you will receive at maturity will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold. At maturity UBS will pay a cash payment for each Trigger CAR-GEARS that you hold, calculated as follows:

➢	If the underlying return is positive:

$10 × (1 + Underlying Return × Upside Gearing).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$10 × (1 + Contingent Absolute Return).

➢	If the underlying return is negative and the final level is less than the downside threshold:

$10 × (1 + Underlying Return).

General Terms of the Securities

Investors in Trigger CAR-GEARS may be fully exposed to any decline in the level of the underlying asset or underlying basket from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Buffer CAR-GEARS:

For any offering Buffer CAR-GEARS, the amount you will receive at maturity will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold. At maturity UBS will pay a cash payment for each Buffer CAR-GEARS that you hold, calculated as follows:

➢	If the underlying return is positive:

$10 × (1 + Underlying Return × Upside Gearing).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$10 × (1 + Contingent Absolute Return).

➢	If the underlying return is negative and the final level is less than the downside threshold:

$10 × [1 + (Underlying Return + Buffer)].

Investors in Buffer CAR-GEARS will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment.

Payment at Maturity for Airbag CAR-GEARS

For any offering of Airbag CAR-GEARS, the amount you will receive at maturity will be based on (i) the underlying return and (ii) whether the final level is less than the downside threshold. At maturity UBS will pay a cash payment for each Airbag CAR-GEARS that you hold, calculated as follows:

➢	If the underlying return is positive:

$1,000 × (1 + Underlying Return × Upside Gearing).

➢	If the underlying return is zero or negative and the final level is equal to or greater than the downside threshold:

$1,000 × (1 + Contingent Absolute Return).

➢	If the underlying return is negative and the final level is less than the downside threshold:

$1000 × [1 + (Underlying Return + Buffer) x Downside Gearing].

Investors in Airbag CAR-GEARS may be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer from the trade date to the final valuation date. Specifically, if the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the downside gearing multiplied by the percentage that the final level is less than the initial level in excess of the buffer and, in extreme situations, you could lose all of your initial investment.

General Terms of the Securities

Defined Terms Relating to Payments at Maturity for the Securities

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying asset or underlying basket minus the initial level of the underlying asset or underlying basket, divided by (ii) the initial level of the underlying asset or underlying basket. Expressed as a formula:

Final Level – Initial Level
Initial Level

In the case of an offering of the Securities linked to an underlying basket, the underlying return may be referred to as the “basket return”, or in such other manner as may be specified in the applicable supplement.

The “contingent absolute return” is the absolute value of the underlying return. For example, if the underlying return is -5%, the contingent absolute return will be equal to 5%.

Unless otherwise provided in the applicable supplement, the “initial level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the trade date,

➢	an underlying index, the closing level of such underlying index on the trade date, or

➢	an underlying basket, 100.

The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “— Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

Unless otherwise provided in the applicable supplement, the “final level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the final valuation date,

➢	an underlying index, the closing level of such underlying index on the final valuation date, or

➢

an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket assets measured from the trade date to the final valuation date.

The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “— Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

The Securities provide participation in, and may enhance, any positive underlying return by the “upside gearing”, which will be a positive number equal to or greater than 1.0, as specified in the applicable supplement. If the upside gearing is 1.0, the applicable supplement may not refer to “upside gearing” and may refer to the Capped Trigger CAR-GEARS, the Capped Buffer CAR-GEARS, the Capped Airbag CAR-GEARS, the Trigger CAR-GEARS, the Buffer CAR-GEARS or the Airbag CAR-GEARS as the Capped CARS, the Capped Buffer CARS, the Capped Airbag CARS, the CARS, the Buffer CARS or the Airbag CARS, respectively.

With respect to the Capped CAR-GEARS Products, the applicable supplement will specify a maximum gain (the “maximum gain”), which will be a positive percentage and will cap the amount you may receive at maturity.

General Terms of the Securities

The “downside threshold” will be based on a percentage of the initial level. The downside threshold may be adjusted in the case of antidilution and reorganization events.

The “buffer” will be a positive percentage specified in the applicable supplement. The buffer is used for the Capped Buffer CAR-GEARS, Capped Airbag CAR-GEARS, Buffer CAR-GEARS and Airbag CAR-GEARS.

With respect to the Capped Airbag CAR-GEARS and Airbag CAR-GEARS, the “downside gearing” will be an amount equal to the quotient of (i) one divided by (ii) the difference of one minus the downside threshold.

The applicable supplement will specify the trade date, the settlement date, the final valuation date and the maturity date, as well as the respective terms of each offering of the Securities, including the underlying asset or underlying basket.

The calculation agent may adjust the terms of the Securities for an underlying asset or underlying basket in the case of antidilution and reorganization events described below under “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date with respect to the underlying asset or any basket asset, as applicable, the maturity date will be postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. As discussed below under “— Final Valuation Date”, the calculation agent may postpone the final valuation date for the underlying asset or a basket asset, as applicable, if a market disruption event occurs or is continuing with respect to such underlying asset or basket asset on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Events” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

The final valuation date for your Securities will be the date specified in the applicable supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the underlying asset or a basket asset, as applicable. In that event, the final valuation date for the disrupted underlying asset or basket asset, as applicable, will be the first following trading day on which the closing level of such underlying asset or basket asset, as applicable, is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying asset or basket asset, as applicable. In no event, however, will the final valuation date — and, therefore, the maturity date — for the Securities be postponed by more than eight trading days with respect to any underlying asset or basket asset, as applicable.

General Terms of the Securities

If a particular offering of the Securities is linked to an underlying basket, a market disruption event for a particular basket asset included in such underlying basket will not necessarily be a market disruption event for another basket asset included in such underlying basket. If, on the originally scheduled final valuation date, no market disruption event with respect to a particular basket asset occurs or is continuing, then the determination of the final level relating to such basket asset will be made on the originally scheduled final valuation date and will not be postponed with respect to such basket asset, irrespective of the occurrence of a market disruption event on such final valuation date with respect to one or more of the other basket assets.

A postponement of the final valuation date for a particular offering of the Securities will not affect the final valuation date for any other offering of the Securities.

If the final valuation date specified in the applicable supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Closing Level

Closing Level for an Underlying Equity

Unless otherwise specified in the applicable supplement, the “closing level” of any underlying equity on any trading day means:

➢

if the underlying equity (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity (or such other security) during the principal trading session on such day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying equity (or such other security) is listed or admitted to trading; or

➢

if, following certain reorganization events affecting the underlying equity or following delisting or suspension of trading in the underlying equity, the underlying equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, the official closing price for such non-U.S. security on the primary non-U.S. exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”); or

➢

if the underlying equity (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or

➢

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying equity (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Closing Level for an Underlying Index

Unless otherwise specified in the applicable supplement, the “closing level” of any underlying index on any trading day means:

➢	the closing level of such underlying index; or

➢	if any underlying index is unavailable, any successor index or alternative calculation of such index,

General Terms of the Securities

published following the regular official weekday close of the principal trading session of the primary exchange for the underlying constituents of such index, each as determined by the calculation agent.

Market Disruption Events

The calculation agent will determine the final level based upon the closing level(s) of the underlying asset or the basket assets, as applicable, and whether the final level of the underlying asset or underlying basket is less than the downside threshold on the final valuation date specified in the applicable supplement for each offering of the Securities. If the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset, the final valuation date for that offering of the Securities may be postponed by up to eight trading days. If such a postponement occurs, the calculation agent will determine the final level by reference to the closing level for the disrupted underlying asset or basket asset, as applicable, on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset or basket asset. If, however, the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the final level on such day. In such an event, the calculation agent will, in good faith, estimate the final level for the underlying asset or basket asset, as applicable, that would have prevailed in the absence of the market disruption event.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone the final valuation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the final level of the underlying asset or a basket asset, as applicable, on such date.

If a particular offering of the Securities is linked to an underlying basket, a market disruption event for a particular basket asset included in such underlying basket will not necessarily be a market disruption event for another basket asset included in such underlying basket. If, on the originally scheduled final valuation date, no market disruption event with respect to a particular basket asset occurs or is continuing, then the determination of the final level relating to such basket asset will be made on the originally scheduled final valuation date, irrespective of the occurrence of a market disruption event with respect to one or more of the other basket assets.

The calculation agent may also postpone the determination of the initial level of the underlying asset or the basket assets, as applicable, on the trade date specified in the applicable supplement for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset on that date. If the trade date is postponed, the calculation agent may adjust the final valuation date and maturity date to ensure that the stated term of that offering of the Securities remains the same.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Market Disruption Events for an Underlying Equity

If a particular offering of the Securities is linked to an underlying equity, any of the following will be a market disruption event with respect to a particular underlying equity related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢

a suspension, absence or material limitation of trading in an underlying equity in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market;

General Terms of the Securities

➢	a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an ETF, to the target index of such ETF;

➢

if an underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the underlying constituents which then comprise 20% or more of the value of the underlying constituents of the ETF on the primary exchanges for such underlying constituents for more than two hours of trading or during the one hour before the close of trading of such exchanges; or

➢

in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in any underlying equity generally.

For the avoidance of doubt, for any offering of the Securities, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an ETF, to (x) the target index of such ETF, or (y) the underlying constituents of such ETF (and the 20% threshold set forth above is met) in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,

➢	an imbalance of orders relating to those contracts, or

➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such underlying equity.

For this purpose, for any offering of the Securities, an “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events with respect to any underlying equity:

➢

a limitation on the hours or numbers of days of trading in an underlying equity or options on that underlying equity, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢

a decision to permanently discontinue trading in the option or futures contracts relating to an underlying equity, or, if an underlying equity is an ETF, to the target index or underlying constituents of the ETF.

Market Disruption Events for an Underlying Index

If a particular offering of the Securities is linked to an underlying index, any of the following will be a market disruption event with respect to a particular underlying index related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢

a suspension, absence or material limitation of trading in a material number of index constituents (including without limitation any option or futures contract), for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;

General Terms of the Securities

➢

a suspension, absence or material limitation of trading in option or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts;

➢

any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or a material number of index constituents in the primary market or markets for those options or contracts;

➢	a change in the settlement price of any option or futures contract included in an underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢	the settlement price is not published for any individual option or futures contract included in an underlying index;

➢	an underlying index is not published; or

➢

in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to an underlying index generally.

The following events will not be market disruption events with respect to any underlying index:

➢

a limitation on the hours or numbers of days of trading on trading in options or futures contracts relating to such underlying index or to a material number of underlying constituents in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

➢

a decision to permanently discontinue trading in the option or futures contracts relating to an underlying index, in any index constituents or in any option or futures contracts related to such index constituents.

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of an underlying index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, underlying return, initial level, downside threshold or final level and the amount payable at maturity by reference to such successor index. To the extent necessary, the calculation agent will adjust those terms as necessary to ensure cross-comparability of the discontinued and successor index.

If the calculation agent determines that the publication of an underlying index is discontinued and that there is no successor index on any date when the level of such underlying index is required to be

General Terms of the Securities

determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, options or futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index have been changed at any time in any respect that causes the level of the affected index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the affected index, underlying return, initial level, downside threshold or final level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the underlying return used to determine the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the underlying equity constituents or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the affected index, underlying return, initial level, downside threshold, final level and the amount payable at maturity or otherwise relating to the level of the affected index will be made by the calculation agent.

Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset

For any offering of the Securities relating to an underlying equity or containing an equity basket asset, the initial level, the downside threshold, and/or final level or any other term of the Securities, are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Risk Factors — You have limited protection in the case of antidilution and reorganization events”.

How Adjustments Will be Made

If one of the events described below occurs with respect to an underlying equity and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such underlying equity, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial level, downside threshold and/or final level of the affected underlying equity or any other term of the Securities, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an offering of the Securities is linked to one underlying equity and an adjustment is required because of a two-for-one stock split, then the initial level and the downside threshold will each be halved. On the other hand, if an offering of the Securities is linked to an underlying basket containing any equity basket asset and an adjustment is required because of a two-for-one stock split, then the required adjustment will be made with respect to that equity basket asset, as if it alone were the underlying equity and no adjustment will be made with respect to the other unaffected equity basket assets. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of an underlying equity, if applicable, in the event of a consolidation or merger of the applicable underlying equity issuer with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the terms of the Securities.

General Terms of the Securities

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial level, downside threshold and/or final level for the first event, then adjust those same terms for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial level, downside threshold and/or final level of the underlying equity. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial level, downside threshold and/or final level of the underlying equity. All terms of the Securities resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Securities are linked to an ADR, the term “dividend” used in this section will mean, unless we specify otherwise in the applicable supplement for your Securities, the dividend paid by the non-U.S. stock issuer, net of any applicable non-U.S. withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADR is serving as an underlying equity, the calculation agent will consider the effect of the relevant event on the holders of the ADRs. For instance, if a holder of the ADRs receives an extraordinary dividend, the provisions below would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represent both the spun-off security as well as the existing non-U.S. stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADR is serving as an underlying equity, no adjustment will be made (1) if holders of ADRs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has adjusted the number of shares of non-U.S. stock represented by each ADR so that the economic terms of the ADRs would not be affected by the antidilution event in question.

If the non-U.S. stock issuer or the depositary for the ADRs, in the absence of any of the events described below, elects to adjust the number of shares of non-U.S. stock represented by each ADR, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depositary for the ADRs may also have the ability to make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the Securities as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Securities, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying equity), as to the nature of the adjustments required and

General Terms of the Securities

how they will be made or as to the value of any property distributed in a reorganization event with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢

a subdivision, consolidation or reclassification of an underlying equity or a free distribution or dividend of shares of an underlying equity to existing holders of an underlying equity by way of bonus, capitalization or similar issue;

➢	a distribution or dividend to existing holders of an underlying equity of:

•	additional shares of an underlying equity as described under “— Stock Dividends or Distributions” below,

•

other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of an underlying equity, as applicable, or

•	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

➢

the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of an underlying equity, as applicable, or other assets;

➢	a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

➢	a consolidation of the respective underlying equity issuer with another company or merger of the respective underlying equity issuer with another company; and

➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of an underlying equity.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — You have limited protection in the case of antidilution and reorganization events”.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If an underlying equity is subject to a stock split or a reverse stock split, then the initial level and the downside threshold will each be adjusted by dividing the prior initial level and the prior downside threshold by the number of shares that a holder of one share of the underlying equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

General Terms of the Securities

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If an underlying equity is subject to a stock dividend payable in shares of such underlying equity, then the initial level, and the downside threshold will each be adjusted by dividing the prior initial level and the prior downside threshold by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying equity.

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of an underlying equity that are in lieu of ordinary cash dividends payable with respect to shares of such underlying equity.

Other Dividends or Distributions

The terms of the Securities will not be adjusted to reflect dividends or other distributions paid with respect to an underlying equity, other than:

➢	stock dividends described under “— Stock Dividends or Distributions” above;

➢	issuances of transferable rights and warrants with respect to an underlying equity as described under “— Transferable Rights and Warrants” below;

➢

if an underlying equity is a common stock of a specific company, distributions that are spin-off events described under “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”; and

➢	extraordinary cash dividends described below.

For any offering of the Securities, a dividend or other distribution with respect to an underlying equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for an underlying equity by an amount equal to at least 10% of the closing level of an underlying equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which an underlying equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to an underlying equity and is payable in cash, the initial level and downside threshold will each be adjusted by dividing the prior initial level and prior downside threshold by the ratio of the closing level of the underlying equity on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for an underlying equity equals:

➢

for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying equity minus the amount per share of underlying equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for an underlying equity; or

General Terms of the Securities

➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of an underlying equity that is both an extraordinary dividend and payable in an underlying equity, or an issuance of rights or warrants with respect to an underlying equity that is also an extraordinary dividend, will result in adjustments to the initial level and downside threshold or any other term of the Securities, as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the underlying equity issuer issues transferable rights or warrants to all holders of such underlying equity to subscribe for or purchase such underlying equity at an exercise price per share that is less than the closing level of such underlying equity on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial level, downside threshold and/or final level of the underlying equity, or any other terms of the Securities as the calculation agent determines appropriate with reference to any adjustment(s) to options contracts on the affected underlying equity in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange to account for the economic effect of such issuance.

Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset

Each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	the underlying equity is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the underlying equity issuer;

(b)	the underlying equity issuer or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;

(c)	any statutory share exchange involving outstanding shares of the underlying equity issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;

(d)	the underlying equity issuer or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

(e)	the underlying equity issuer or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the underlying equity, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);

(f)	the underlying equity issuer or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

General Terms of the Securities

(g)	a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the underlying equity issuer or any successor entity and is consummated for all or substantially all of such shares.

If a reorganization event other than a share-for-cash event or an issuer merger event (each as defined below) with respect to an underlying equity occurs, then the determination of the final level will be made by the calculation agent based upon the amount, type and value of property or properties — whether securities, other property or a combination of securities, other property and cash — that a hypothetical holder of the number of shares of the underlying equity prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and be quoted and traded in a non-U.S. currency. No interest will accrue on any distribution property.

If an offering of the Securities is linked to an underlying basket and a reorganization event occurs with respect to an equity basket asset, the required adjustment will be made with respect to that equity basket asset, as if it alone were the underlying equity. More specifically, the distribution property will only replace the affected equity basket asset in the determination of the final level by the calculation agent, taking into consideration the weight of the affected equity basket asset, and no adjustment will be made with respect to the other unaffected equity basket assets.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency), the calculation agent will use the closing level of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the applicable underlying equity may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the applicable underlying equity that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to an underlying equity and the calculation agent adjusts such underlying equity to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying equity for that offering of the Securities. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying equity were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying equity.

For example, assume an offering of the Securities is linked to one underlying equity and the respective underlying equity issuer merges into another company and each share of the underlying equity is converted into the right to receive two common shares of the surviving company and a specified amount of cash. Conceptually, the distribution property is treated much like an underlying basket, with the basket assets consisting of two common shares of the surviving company and the specified amount of cash. In the same manner as it would for an equity basket asset, the calculation agent will adjust the common share component of the adjusted underlying equity for each Security in the particular offering to reflect any later stock split or other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, as if the

General Terms of the Securities

common shares were issued by the respective underlying equity issuer. In that event, the cash component will not be adjusted but will continue to be a component of the underlying equity for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs and any amounts due at maturity of the Securities, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency) distributed in, or as a result of, the event will be substituted for the applicable underlying equity as described above. Consequently, in this product supplement, references to an applicable underlying equity mean any distribution property that is distributed in a reorganization event and comprises an adjusted underlying equity for the particular offering of the Securities. Similarly, references to the respective underlying equity issuer include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing level of the non-U.S. securities) on the final valuation date, the closing level of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If (i) a reorganization event occurs with respect to an underlying equity and the relevant distribution property consists solely of cash (a “share-for-cash event”) or (ii) the underlying equity issuer or any successor entity becomes subject to a merger or consolidation with UBS AG or any of its affiliates (an “issuer merger event”), the calculation agent may select a substitute security (as defined under “— Delisting or Suspension of Trading in an Underlying Equity” below) to replace such underlying equity that is affected by any such share-for-cash event or issuer merger event (the “original underlying equity”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such share-for-cash event or issuer merger event, as applicable. The substitute security will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, downside threshold and/or final level and any other term of the Securities and thereafter will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

General Terms of the Securities

Upon the occurrence of a share-for-cash event or an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying equity exists, then the calculation agent will deem the closing level of the original underlying equity on the trading day immediately prior to the announcement date of the share-for-cash event or issuer merger event, as applicable, to be the closing level of the underlying equity on each remaining trading day to, and including, the final valuation date.

If an ADR is serving as an underlying equity and the non-U.S. stock represented by such ADR is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADRs are not eligible to participate in such reorganization event or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has made adjustments to account for the effects of such reorganization event. However, if holders of ADRs are eligible to participate in such reorganization event and the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

If an offering of the Securities is linked to an underlying basket and two or more issuers of underlying equities are subject to a merger, combination or consolidation with each other, irrespective of the foregoing, the distribution property that results from such merger, combination or consolidation will replace all of the affected underlying equities (with no adjustment to any underlying equities not affected by the merger, combination or consolidation). The calculation agent will make the corresponding adjustment(s), if any, to any relevant initial levels, downside thresholds and/or final levels and any other relevant term, as the calculation agent determines appropriate to account for that diluting or concentrative effect.

Delisting or Suspension of Trading in an Underlying Equity

If an underlying equity is delisted or trading of the underlying equity is suspended on the primary exchange for such underlying equity, and such underlying equity is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such underlying equity will continue to be deemed the underlying equity.

If an underlying equity is delisted or trading of such underlying equity is suspended on the primary exchange for such underlying equity, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADR, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the applicable underlying equity issuer as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the applicable underlying equity issuer as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Securities with respect to the common stock or ADR of such company. If there is no issuer with the same primary industry classification as the applicable underlying equity issuer that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADR then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following

General Terms of the Securities

categories: first, issuers with the same primary “Sub-Industry” classification; second, issuers with the same primary “Industry” classification; and third, issuers with the same primary “Industry Group” classification, in each case, as the applicable underlying equity issuer. “Sub-Industry”, “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a subsidiary of the McGraw-Hill Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures.

The substitute security will be deemed to be the underlying equity and the calculation agent will make any required adjustment to the initial level, downside threshold and/or final level and any other term of the Securities and thereafter will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

If the applicable underlying equity is delisted or trading of the applicable underlying equity is suspended and the calculation agent determines that no substitute security comparable to the applicable underlying equity exists, then the calculation agent will deem the closing level of the applicable underlying equity on the trading day immediately prior to its delisting or suspension to be the closing level of the applicable underlying equity on each remaining trading day to, and including, the final valuation date.

Delisting of ADRs or Termination of ADR Facility

If an ADR serving as an underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the issuer of the non-U.S. stock and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the non-U.S. stock will be deemed to be such underlying equity, and the calculation agent will make any required adjustment to the initial level, downside threshold and/or final level and any other term of the Securities and thereafter will determine the payment at maturity by reference to the non-U.S. stock and such adjusted terms. To the extent that the non-U.S. stock and/or a group of one or more classes of non-U.S. stock substituted for the underlying equity represents more than or less than one share of such underlying equity, the calculation agent may modify the terms as necessary to ensure an equitable result including, but not limited to, changing the quantities and classes of such non-U.S. stock. On and after the change date, for all purposes, including the determination of the underlying return or basket return, as applicable, on the final valuation date, the closing level of the non-U.S. stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described above in “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”, unless otherwise specified in the applicable supplement.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as an underlying equity (“original ETF”) is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed an underlying equity, as applicable.

If an ETF serving as an underlying equity is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, or the ETF is otherwise discontinued, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the ETF, which is listed or approved for trading on a major U.S.

General Terms of the Securities

exchange or market, whose ETF (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same target index as the original ETF or underlying constituents of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to its underlying constituents, any target index, market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, downside threshold and/or final level and any other term of the Securities and thereafter will determine the payment at maturity by reference to the substitute ETF and such adjusted terms. If the substitute ETF is quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing level of the original ETF by reference to a basket comprised of (i) the underlying constituents of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying constituents of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, downside threshold and/or final level and any other term of the Securities and thereafter will determine the payment at maturity by reference to the replacement basket and such adjusted terms. If the replacement basket includes any equity or other security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the applicable replacement basket constituent on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing level of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing level of the original ETF on each remaining trading day to, and including, the final valuation date.

If at any time the target index or the underlying constituents of an ETF serving as the underlying equity is changed in a material respect, or if the ETF in any other way is modified so that the level of its shares do not, in the opinion of the calculation agent, fairly represent the level of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such changes or modifications, and determine the closing levels of the affected underlying equity by reference to the level of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the level of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the level in order to arrive at a level of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

General Terms of the Securities

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of the series of Securities constituted by that Security. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B holders of specified percentages in principal amount of all Medium-Term Notes, Series B together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants”.

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

General Terms of the Securities

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

In the case of an underlying equity, a “trading day” is a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary U.S. exchange(s) or market(s) on which such underlying equity is listed or admitted for trading. With respect to an underlying equity issued by a non-U.S. issuer that is listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary non-U.S. exchange(s) or market(s) on which such instrument is listed or admitted for trading. In the case of an underlying index, the calculation agent shall determine a “trading day” by reference to such exchange(s) or market(s) relating to the underlying constituents.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus. The settlement date and maturity date for your Securities will be the dates specified in the applicable supplement, unless such specified date is not a business day, in which case the applicable date will be the next following business day.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the settlement date of your Securities without notice. The calculation agent will make all determinations regarding the payment at maturity, market disruption events, antidilution and reorganization adjustments, business days, trading days, the default amount, the underlying return, the initial level, the downside threshold, the final level and all other determinations with respect to the

General Terms of the Securities

Securities, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable supplement.

Use of Proceeds and Hedging

The net proceeds from the offering of the Securities will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases and sales of underlying assets, basket assets and/or underlying constituents, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on or after the applicable trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions of any underlying equities, basket assets and/or the underlying constituents;

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the above instruments;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying asset, basket assets or underlying constituents;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of other similar market indices or stocks, commodities or other assets; or

➢	any combination of the above four.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Securities on or before the final valuation date for your Securities. That step may involve sales or purchases of the instruments described above. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and the payment at maturity of your Securities. See the section of this product supplement entitled “Risk Factors” for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The U.S. federal income tax consequences of your investment in the Securities are uncertain. The following is a general description of certain material U.S. federal income tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The applicable supplements may contain a further discussion of the special federal income tax consequences applicable to certain securities. The summary of the federal income tax considerations contained in the applicable supplement supersedes the following summary to the extent it is inconsistent therewith.

This discussion applies to you only if you acquire your Securities upon initial issuance and hold your Securities as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or currencies,

➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➢	a financial institution or a bank,

➢	a regulated investment company or a real estate investment trust,

➢	a life insurance company,

➢	a tax-exempt organization including an “individual retirement account” or “Roth IRA”, as defined in Section 408 or 408A of the Code, respectively,

➢

a person that owns Securities as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Securities or a “wash sale” with respect to the Securities or the underlying asset or underlying basket, or

➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, and changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Security, you should consult your tax advisor concerning the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the U.S., (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a court within the U.S. is able to exercise primary supervision over its administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust.

Supplemental U.S. Tax Considerations

An individual may, subject to certain exceptions, be deemed to be a resident of the U.S. by reason of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Securities.

In addition, we will not attempt to ascertain whether any underlying equity issuer or underlying constituent issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the sale, exchange, redemption or maturity of a Security. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

No statutory, judicial or administrative authority directly discusses how your Securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in a Security are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Securities described below and as to the application of state, local or other tax laws (including non-U.S. tax law) to your investment in your Securities. The risk that the Securities may be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee repayment of principal.

Unless otherwise specified in the applicable supplements, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your Securities as a pre-paid derivative contract with respect to the underlying assets and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, subject to the discussion below of the “constructive ownership” rules, you should generally not accrue any income with respect to the Securities during the term of the Securities until sale or maturity of the Securities and you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. Subject to the discussion on the constructive ownership rules (discussed below), such recognized gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise, such gain or loss would be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

It is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from the issuer in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities ending prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period. There may be also a risk that the IRS could assert that the Securities should not give rise to long-term capital gain or loss because the Securities offer, at least in part, short exposure to the underlying asset or underlying basket.

Supplemental U.S. Tax Considerations

Section 1260

If a Security references an underlying equity or an underlying basket of equities or underlying index that includes equities that are treated as equity in a “regulated investment company” (or a “trust”) such as certain ETFs, a REIT, a PFIC, a partnership, or other “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the “constructive ownership transaction” rules of Section 1260 of the Code may apply, in which case the tax consequences of sale, exchange, redemption or maturity of the Securities could be affected materially and adversely. Under the “constructive ownership” rules, if an investment in the Securities is treated as a “constructive ownership transaction”, any long-term capital gain recognized by a U.S. holder in respect of such Securities will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any “Excess Gain” to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange, redemption or maturity of the Security (assuming such income accrued such that the amount in each successor year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption or maturity of the Security). In the case of Securities referencing a gold or silver ETF, if Section 1260 were to apply to your Securities any long-term capital gain that you recognize with respect to your Securities that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to “collectibles”. There exists a risk that an investment in Securities that are linked to shares of an ETF, PFIC, REIT or other “pass-thru” entity or to a basket or index that contains shares of an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership transaction”. Furthermore, depending on the precise terms of a particular offering of Securities that reference an ETF or other “pass-thru entity”, the risk may be substantial that such Securities would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such Securities could be recharacterized as ordinary income and subject to an interest charge (or, in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”).

If such treatment applies, it is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security would be recharacterized as ordinary income and subject to the interest charge described above, in part, because it is not clear how the “net underlying long-term capital gain” would be computed in respect of a Security. Under Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying “pass-thru entity” at the inception of the constructive ownership transaction and selling on the date the constructive ownership transaction is closed out (i.e. at maturity or earlier disposition). It is possible that because the U.S. holder does not share in distributions made on the underlying asset, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying asset directly and that the application of constructive ownership rules may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the Securities. However, it is also possible that all or a portion of your gain with respect to the Securities could be treated as “Excess Gain” if, for example, where an ETF is the sole underlying asset, the “net underlying long-term capital gain” could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the Securities the holder had invested the principal amount of the Securities in shares of the underlying asset that is treated as a “pass-thru entity” and sold those shares for their fair market value on the date the Securities are sold, exchanged or retired. In addition, all or a portion of your gain recognized with respect to the Securities could be “Excess Gain” if you purchase the Securities for an amount that is less than the principal amount of the Securities or if the return on the Securities is adjusted to take into

Supplemental U.S. Tax Considerations

account any extraordinary dividends that are paid on the shares of the underlying asset. Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Accordingly, it is possible that all or a portion of any gain on the sale or settlement of a Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction”, which gain would be recharacterized as ordinary income, and subject to an interest charge (or, in the case of a gold or silver ETF, subject to the tax rate applicable to “collectibles”). Because the application of the constructive ownership rules to the Securities is unclear, you are urged to consult your tax advisors regarding the potential application of the “constructive ownership” rules to an investment in the Securities.

Alternative Treatments

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are materially different from those described above and could adversely affect the timing and/or character of income or loss with respect to the Securities. The IRS has released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Contingent Payment Debt Instrument. If the Securities have a term greater than one year, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, exchange, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Contingent Short-Term Debt Instrument. Similarly, if the Securities have a term of one year or less, it is possible that the Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Supplemental U.S. Tax Considerations

Other Alternative Treatments. The IRS could also possibly assert that (i) you should be treated as owning the components of any underlying asset, (ii) any gain or loss that you recognize upon the exchange or maturity of the Securities should be treated as ordinary gain or loss or short-term capital gain or loss, (iii) you should be required to accrue interest income over the term of your Securities, (iv) you should be required to include in ordinary income an amount equal to any increase in the underlying asset or underlying basket that is attributable to ordinary income that is realized in respect of the components of any underlying asset, such as interest, dividends or net-rental income or (v) you should be required to recognize taxable gain upon a rollover, rebalancing or change, if any, of the components of any underlying asset. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by Notice 2008-2, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets

U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities generally should not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange, redemption or maturity of the Securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such

Supplemental U.S. Tax Considerations

as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed and fully completed applicable IRS Form W-8, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

Subject to the discussion below with respect to Section 871(m) of the Code and FATCA (as discussed below), if you are a non-U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status, including providing us (and/or the applicable withholding agent) a fully completed and validly executed applicable IRS Form W-8.

In general, gain realized on the sale, exchange, redemption or maturity of the Securities by a non-U.S. holder will not be subject to federal income tax, unless:

➢	the gain with respect to the Securities is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S.; or

➢

the non-U.S. holder is a nonresident alien individual who holds the Securities as a capital asset and is present in the U.S. for more than 182 days in the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the U.S.

If the gain realized on the sale, exchange, redemption or maturity of the Securities by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Section 897. We will not attempt to ascertain whether any underlying equity issuer or underlying constituent issuer would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If any underlying equity issuer or underlying constituent issuer and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any underlying equity issuer or underlying constituent issuer as a United States real property holding corporation or the Securities as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks or indices containing U.S. stocks may be treated as dividend equivalents (“dividend equivalents”) that are subject to

Supplemental U.S. Tax Considerations

U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of the Securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the Securities under these rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying asset or a basket asset. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e, certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a non-U.S. entity) under the FATCA rules.

If you are not a U.S. holder, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation, as well as any consequences of the purchase, ownership and disposition of the Securities arising under the laws of any other taxing jurisdiction.

Supplemental U.S. Tax Considerations

Proposed Legislation

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer and/or the jurisdictions of the underlying constituent issuers, as applicable).

Certain ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Securities will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc., as applicable, will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount they receive from UBS Securities LLC or UBS Financial Services Inc. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement, the index supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may use this product supplement, the index supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement, the index supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.